Exhibit 10.29
STANDARD LEASE
THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of the 8th day of December, 2010, by and between MCP EWE LLC, a Delaware limited liability company (“Landlord”), whose address for purposes hereof is 10165 N W. 19th Street, Miami, Florida 33172, and HEARTWARE, INC., a Delaware corporation (“Tenant”), whose address for purposes hereof is _______________ and is guaranteed by HEARTWARE INTERNATIONAL INC., a Delaware corporation (the “Guarantor”) pursuant to that certain Guaranty of Lease attached as Schedule A hereto (the “Guaranty”).
W I T N E S S E T H:
In consideration of the payments of rents and other charges provided for in this Lease, the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:
1. PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, the three (3) industrial warehouse/office facility buildings containing a total of approximately 130,952 square feet located at 14400, 14420 and 14440 NW 60th Avenue, Miami Lakes, Florida and described as Buildings “7A”, “7B” and “7C” (collectively, the “Building”). The Building constitutes a portion of the real property described on Exhibit A attached hereto and made a part hereof (the “Land”). The Building is included in a multiple-building business and industrial park located at 14300 to 14560 NW 60th Avenue, Miami Lakes, Florida (the “Project”). A sketch of the Project is attached hereto and made a part hereof as Exhibit A-1. The Building and the portion of the Land on which the Building is located as shown on Exhibit A-1 shall hereinafter be collectively referred to as the “Premises”.
Tenant and its employees and customers will have the nonexclusive right during the Term of this Lease to use the parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, and all other areas situated on or in the Project which are designated by Landlord, from time to time, for use by all tenants of the Project (collectively, the “Common Areas”), in common with Landlord, other tenants of the Project and other persons reasonably designated by Landlord, subject to the rules and regulations promulgated by Landlord from time to time, which rules and regulations shall be applied in a nondiscriminatory fashion. In the event of any conflict between the rules and regulations and this Lease, this Lease shall control.
Tenant accepts the Premises and the Project in their “as is” condition on the Commencement Date.
2. TERM: The term (“Term”) of this Lease shall commence on the Delivery Date, as hereinafter defined, (the “Commencement Date”) and shall expire on February 28, 2022 (the “Expiration Date”). Tenant’s obligation to pay Rent hereunder shall not commence until March 1, 2012, subject to Landlord Delays (the “Rent Commencement Date”). The first “Lease Year” shall begin on the date hereof and shall extend through the last day of the twelfth (12th) full calendar month after the Commencement Date. Thereafter, each “Lease Year” shall commence on the day following the expiration of the preceding Lease Year and shall end at the expiration of twelve (12) calendar months thereafter; provided, however, that the last “Lease Year” shall end on the Expiration Date.

If Landlord fails to deliver possession of the Premises to Tenant on or before the Commencement Date for any reason other than a Force Majeure Event, the Rent Commencement Date shall be delayed one day for each day after the Commencement Date until the date that Landlord actually delivers possession of the Premises to Tenant. Notwithstanding the foregoing, in the event Landlord has not delivered possession of the Premises to Tenant within two (2) months after the Commencement Date for any reason other than a Force Majeure Event, (the “Extended Delivery Date”), the Rent Commencement Date shall be delayed by two (2) days for each day after the Extended Delivery Date until the date that Landlord actually delivers possession of the Premises to Tenant. In addition, in the event Landlord has not delivered possession of the Premises to Tenant within three (3) months after the Commencement Date for any reason other than a Force Majeure Event, Tenant shall have the right to terminate this Lease upon written notice to Landlord at any time but prior to the date that Landlord actually delivers possession of the Premises to Tenant, whereupon the parties shall have no further obligations to each other except those expressly set to survive termination of this Lease. Tenant’s termination of the Lease in accordance with the terms provided in this paragraph, if applicable, will constitute full settlement of all claims which Tenant might otherwise have against Landlord by reason of any delay in the delivery of Premises to Tenant. For purposes of this Lease, a “Force Majeure Event” shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of either party, provided, however, that a Force Majeure Event shall be inapplicable to any payments of money due under this Lease or to lack of funds for Landlord to fund the Tenant Improvement Allowance. Landlord and Tenant acknowledge and agree that any delay due to a Force Majeure Event referenced in this Section 2 shall be taken into account for only up to thirty (30) days in the aggregate for any or all Force Majeure Events, and any delay referenced in this Section 2 due to Force Majeure Events which shall exceed thirty (30) days in the aggregate shall constitute a delay for purposes hereof and shall not be subtracted from the total number of days of delay of Landlord.
3. SECURITY DEPOSIT: Tenant shall deliver to Landlord, upon Tenant’s execution of this Lease, a Letter of Credit (as hereinafter defined) in the amount of $1,250,000.00, as a guaranty for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. The letter of credit shall be in the form of a clean, irrevocable, non-documentary and unconditional stand-by letter of credit (the “Letter of Credit”) issued by and drawable upon a commercial bank, trust company, national banking association or savings and loan association with an AM Best’s Financial Strength Rating equal to or better than “aa” (or such other rating service which would be equivalent thereto) which is reasonably acceptable to Landlord and which has offices for banking purposes in the City of Miami, Florida (the “Issuing Bank”). The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one year, (c) permit multiple drawings, (d) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall specify that it is transferable without charge to Landlord. If Landlord pays any such fees or charges, Tenant shall reimburse Landlord therefor upon demand. The Letter of Credit shall provide that it shall be automatically renewed, without amendment or need for any other action, for consecutive periods of one year each thereafter during the Term of this Lease, as the same may be extended (and in no event shall the Letter of Credit expire prior to the 45th day following the expiration date of this Lease) unless the Issuing Bank sends notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. The Issuing Bank shall agree with all beneficiaries, drawers, endorsers, transferees and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Miami, Florida. The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.
If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, (b) Landlord receives a Non-Renewal Notice, or (c) Tenant fails to increase the Letter of Credit as required herein, Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, (x) to the extent required for the payment of any Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord and/or (y) as cash proceeds to guaranty Tenant’s obligations hereunder, unless and until Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Section 3, provided at such time no default or Event of Default by Tenant has occurred and is continuing, in which event Landlord shall have no obligation to accept such substitute Letter of Credit and shall have the right to retain the cash proceeds. If Landlord applies any part of the cash proceeds of the Letter of Credit, Tenant shall promptly thereafter amend the Letter of Credit to increase the amount thereof by the amount so applied or provide Landlord with an additional Letter of Credit in the amount so applied so that Landlord shall have the full amount thereof on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Letter of Credit or the cash proceeds thereof, as the case may be, shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease, including without limitation, Section 25 of this Lease and Landlord shall execute such documents as are required to terminate the Letter of Credit. Tenant shall have the right to replace the Letter of Credit with other collateral acceptable to Landlord in Landlord’s reasonable determination.

Upon a sale or other transfer of the Premises or the Project, Landlord shall transfer the Letter of Credit or the cash proceeds to its transferee. With respect to the Letter of Credit, within 5 days after notice of such transfer, Tenant, at its sole cost, shall (if required by Landlord) arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord. Upon such transfer, Tenant shall look solely to the new landlord for the return of the Letter of Credit or the cash proceeds and thereupon Landlord shall without any further agreement between the parties be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or the cash proceeds to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or the cash proceeds and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.
Notwithstanding anything to the contrary contained in this Section 3, if Tenant has not provided Landlord with reasonable documentation as may be requested by Landlord to confirm that the Tenant has received U.S. Food and Drug Administration approval of Tenant’s premarket approval application for the HeartWare Ventricular Assist System for a bridge-to-transplant indication (the “FDA Approval”) on or before January 1, 2012, or if prior to January 1, 2012, Tenant’s liquid net worth drops below $50,000,000.00, then Tenant shall be required to promptly amend the Letter of Credit to increase the amount of the Letter of Credit by $750,000.00. In the event that Tenant has increased the amount of the Letter of Credit by $750,000.00, and Tenant subsequently obtains the FDA Approval, Landlord agrees that Tenant may amend the Letter of Credit to decrease the amount of the Letter of Credit to $1,250,000.00 and notwithstanding that Tenant’s liquid net worth may be less than $50,000,000.00. In addition, commencing on the sixth (6th) anniversary of the Rent Commencement Date, and provided that (i) Tenant has not previously defaulted in its obligation to pay Rent to Landlord within the time periods set forth in this Lease (subject to the notice and cure periods provided for in this Lease),(ii) no Event of Default then exists and (iii) Tenant has had at least four (4) consecutive quarters of profitability, Landlord agrees that Tenant may amend the Letter of Credit to decrease the amount of the Letter of Credit to $750,000.00. Tenant shall provide Landlord with such reasonable documentation as may be requested by Landlord to confirm that the Tenant has received the FDA Approval or to confirm that Tenant has had at least four (4) consecutive quarters of profitability. In the event that Tenant is required to increase the amount of the Letter of Credit in accordance with this Section 3 or permitted to decrease the amount of the Letter of Credit in accordance with this Section 3, Tenant shall either (x) deliver to Landlord a consent to an amendment to the Letter of Credit (which amendment must be reasonably acceptable to Landlord and the Issuing Bank in all respects), increasing or reducing, as applicable, the amount of the Letter of Credit by the amount of the permitted increase or reduction, and Landlord shall execute such consent and such other documents as are reasonably necessary to increase or reduce the amount of the Letter of Credit in accordance with the terms hereof, or (y) deliver a substitute Letter of Credit in compliance with this Section 3 which Landlord will simultaneously exchange for the existing Letter of Credit and Landlord shall consent to the cancellation of such existing Letter of Credit. If Tenant delivers to Landlord a consent to an amendment to the Letter of Credit in accordance with the terms hereof, Landlord shall, within 10 business days after delivery of such consent, either (1) provide its reasonable objections to such amendment or (2) execute such consent in accordance with the terms hereof.

4. BASE RENT:
A. Base Rent: Commencing on the Rent Commencement Date, Tenant agrees to pay Landlord, in monthly installments in advance, “Base Rent” of Ninety Eight Thousand Two Hundred Fourteen and No/100 Dollars ($98,214.00) for the first Lease Year. Monthly Base Rental installments of Ninety Eight Thousand Two Hundred Fourteen and No/100 Dollars ($98,214.00) shall be payable on the first day of each month during the Term of this Lease commencing on the Rent Commencement Date and continuing on the first day of each month thereafter throughout the Term. Each payment is to be made by Tenant without any offset or deduction whatsoever, except as expressly provided herein, in lawful money of the United States of America, at Landlord’s address above specified or elsewhere as designated from time to time by Landlord’s written notice to Tenant.
Beginning on the first anniversary of the Rent Commencement Date and on each anniversary thereafter during the Term of this Lease, the Base Rent due from Tenant hereunder shall be increased by an amount equal to three percent (3%) of the total Base Rent for the immediately preceding Lease Year (i.e. 2nd Lease Year = $1,213,925.00-; 3rd Lease Year = $1,250,343.00; etc.).
B. Additional Rent: For purposes of this Lease, the following definitions shall apply:
(i) Additional Rent shall equal the product of Tenant’s Pro-Rata Share Percentage (as defined below) multiplied by the sum of all of the Landlord’s Operating Expenses (as hereinafter defined) for the applicable Lease Year.
(ii) “Operating Expenses” shall mean (without duplication of any costs and expenses for which Tenant is responsible to pay directly as set forth in this Lease): (a) all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, managing (including management fees not to exceed three percent (3%) per month), maintaining, repairing and insuring the Premises or the Common Areas for the particular Lease Year or portion thereof as reasonably determined by Landlord in accordance with generally accepted accounting practices, (b) all other costs and expenses incurred by Landlord which would generally be regarded as operating, maintenance, repair, insurance and management costs and expenses relating to the Premises and the Common Areas.
Operating Expenses shall not include (a) any expenditures for capital repairs, replacements and improvements, all of which shall be the sole responsibility of Landlord and none of the foregoing shall be included in Operating Expenses and Tenant shall not be required to reimburse Landlord for any of the foregoing; (b) expenses actually paid to Landlord by proceeds of insurance, or condemnation proceeds (including deed or other transfer in lieu of condemnation), or under warranties or service contracts, or for which Landlord is otherwise reimbursed; (c) alterations and leasehold improvements attributable solely to tenants of the Project other than Tenant; (d) interest, amortization, principal, or other payments on loans to Landlord whether secured or unsecured (except that interest payments on loans obtained by Landlord to finance expenditures that otherwise qualify as Operating Expenses may be included, and principal payments on such loans may also be included if the underlying expenditure was not included in Operating Expenses when made); (e) depreciation of the Building and other applicable property on the Project; (f) leasing commissions and legal fees incurred in connection with leasing space in the Project; (g) legal fees, space planners’ fees, real estate brokers’ leasing commissions and advertising expenses incurred in connection with the original or future leasing of space in the Project or legal fees incurred in connection with tenant disputes; (h) costs and expenses of alterations to the premises of other individual tenants or occupants of space in the Project, including tenant build out, renovating or otherwise improving or decorating, painting or redecorating space; (i) costs of correcting defects in, or inadequacy of, the design or construction of the Building and other buildings on the Project or the materials used in the construction of the Building and other buildings on the Project or the equipment or appurtenances thereto; (j) costs and expenses associated with the operation of the business of the person or entity which constitutes Landlord, such as Landlord’s general corporate overhead, as the same are distinguished from the costs of operation of the Property, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, and costs of selling or financing any of Landlord ‘s interest in the Building or the Project; (k) costs and expenses directly resulting from the gross negligence or willful misconduct of Landlord or its agents; (l) expenses in connection with services or other benefits of a type which are not generally available to all tenants of the Project; (m) overhead and profit increments and any other costs for services and materials paid to subsidiaries or other affiliates of Landlord for services on or to the Building or the Project (or any portion thereof), to the extent that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord; (n) payments of rental concessions or negative cash flow guarantees, and rental payments under any ground or underlying lease or leases; (o) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (p) any costs, fines or penalties incurred due to violations by Landlord of any Applicable Laws or for late payment (and provided that Tenant has timely made its payments of the Additional Rent as required under this Lease); (q) costs for sculptures, paintings or other art; (r) the cost of repairs or restoration incurred by reason of fire or other casualty or condemnation to the extent that either (i) Landlord is compensated therefor through the receipt of proceeds of insurance or condemnation awards; or (ii) Landlord failed to obtain insurance against such fire or casualty, if such insurance was available at commercially reasonable rates; or (iii) Landlord is not fully compensated therefor due to the co-insurance provisions of its insurance policies on account of Landlord’s failure to obtain a commercially reasonable and sufficient amount of coverage against such risk; provided, however, in no event shall the foregoing operate to exclude from Operating Expenses the commercially reasonable deductible amounts under insurance policies maintained by Landlord; (s) electricity or other costs charged separately to other tenants, (t) any costs arising from correcting violations of any Applicable Laws, including without limitation the Americans With Disabilities Act (the “ADA”), which were in effect as of the date that actual possession of the Premises is delivered to Tenant (but specifically excluding any violations of Applicable Laws related to Tenant’s Compliance Obligations); (u) so-called “administrative charges” or other add-ons to the total of Operating Expenses; (v) expenses related to vacant space, including utility costs, security and renovation; (w) costs related to investigation of, testing for, removal and/or clean up of Hazardous Materials; (x) the cost of overtime or other expense to Landlord in curing its defaults; (y) that proportionate portion of salaries and other employment costs of any employee (i) to the extent such employee is engaged in activities other than the direct operation or maintenance of the Common Areas, or (ii) whose position is at or above the level of property manager; or (z) the costs and expenses of Landlord not allowed to be passed through as Operating Expenses pursuant to the terms of Section 12 of this Lease.
(iii) “Tenant’s Pro-Rata Share Percentage” shall mean one hundred (100%) percent with respect to the Building and thirty three and twenty two hundreths (33.22%) percent with respect to the Project. The total square footage of the Project on the Commencement Date is 394,211. If the rentable square footage in the Project or the Premises changes after the Commencement Date of this Lease (because for example, a portion of the Project is sold by the Landlord, or because Tenant leases additional space in the Project), Tenant’s Pro Rata Share Percentage of the Project shall be appropriately adjusted to be equal to the ratio of the total square footage of the Premises over the total square footage of the Project.
In addition to the Base Rent, commencing on the Rent Commencement Date, Tenant shall pay to Landlord the Additional Rent, in each calendar year or partial calendar year, payable in monthly installments as hereinafter provided. On or prior to the Rent Commencement Date and at least thirty (30) days prior to the commencement of each calendar year thereafter, Landlord shall give Tenant written notice of Tenant’s estimated Additional Rent for the applicable calendar year and the amount of the monthly installment due for each month during such year. Tenant shall pay to Landlord on the Rent Commencement Date and on the first day of each month thereafter the amount of the applicable monthly installment of Additional Rent, without notice, demand, offset or deduction (except as otherwise expressly set forth in this Lease), provided, however, that if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. If Landlord fails to give Tenant notice of its estimated payments of Additional Rent in accordance with this subsection for any calendar year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous calendar year until a new estimate is provided by Landlord. If Landlord determines that, because of unexpected increases in Operating Expenses or other reasons, Landlord’s estimate of Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Additional Rent due from Tenant for the applicable calendar year or the balance thereof and to bill Tenant for any deficiency which may have accrued during each calendar year or portion thereof, and Tenant shall thereafter pay monthly installments of Additional Rent based on such new statement. Within one hundred twenty (120) days after the end of each calendar year and the Expiration Date, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for the applicable calendar year (the “Statement”), provided that with respect to the calendar year in which the Expiration Date occurs, (x) that calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the “Final Calendar Year”) and (y) Landlord shall have the right to reasonably estimate the actual Operating Expenses allocable to the Final Calendar Year. If Tenant’s total monthly payments of Additional Rent for the applicable calendar year are more than Tenant’s actual Additional Rent, then Landlord shall credit the amount of such overpayment to Tenant, provided, however, with respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of such excess payments, less any additional amounts then owed to Landlord, within thirty (30) days after the Expiration Date. Any amount due Landlord as shown on any such statement shall be paid by Tenant within twenty (20) days after it is furnished to Tenant.

If Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant’s sole expense, not later than ninety (90) days following receipt of such Statement, to cause Landlord’s books and records with respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The audit shall take place at the offices of Landlord where its books and records are located in Miami-Dade County, Florida, at a mutually convenient time during Landlord’s regular business hours. At the conclusion of such audit, Tenant shall provide a copy of the audit to Landlord, including all supporting documentation reasonably requested by Landlord. If Tenant’s audit indicates that Tenant made an overpayment to Landlord for such preceding year, Landlord shall credit such amount to Tenant’s subsequent payments of rent, or if the Lease has terminated, remit the amount of such overpayment to Tenant within thirty (30) days after receipt of the audit from Tenant. If such audit reveals an underpayment by Tenant, Tenant will remit the amount of such underpayment within thirty (30) days of Tenant’s delivery of the audit to Landlord. Should Landlord disagree with the results of Tenant’s audit, Landlord and Tenant shall use good faith efforts to resolve such dispute within sixty (60) days. If Landlord and Tenant have not resolved their dispute in such sixty (60) day period, Landlord and Tenant shall refer the matter to a mutually acceptable independent certified public accountant, who shall work in good faith with Landlord and Tenant to resolve the discrepancy. The fees and costs of such independent accountant to which such dispute is referred shall be shared pro rata to the extent each party is unsuccessful as determined by such independent accountant, whose decision shall be final and binding. Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time Tenant is in default under the Lease. The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant’s right to undertake an audit with respect to any calendar year shall expire ninety (90) days after Tenant’s receipt of the Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such ninety (90) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the subject of the Statement. If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within sixty (60) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. Tenant agrees that the results of any Operating Expense audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity (except as it may be otherwise required by law or court order or by discovery rules in any legal proceeding and provided that Tenant may share the results of any such audit with its attorneys). In the event that Tenant’s audit reveals that the Operating Expenses have been overstated by 5% or more, Landlord shall pay the reasonable fees and expenses of the auditor, not to exceed $5,000.00.

C. Sales Tax: In addition to Rent, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals, and any other similar charges, taxes and/or impositions now in existence (currently 7.0%) or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of Rent and any other charges collected therefor.
D. Late Fees: Tenant shall be required to pay Landlord a late fee equal to 5% together with default interest on any Rent due that remains unpaid for ten (10) days after its due date. Said default interest will be computed from the due date at a rate the lesser of: (i) fifteen (15%) percent per annum, or (ii) the highest rate permitted by law.
E. Definition of Rent. The term “Rent” as used in this Lease shall mean Base Rent, Additional Rent and all other charges and costs due by Tenant to Landlord under this Lease.
F. Rent Abatement. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay Base Rent or Additional Rent for the period from the Commencement Date until the Rent Commencement Date (the “Rent Abatement Period”). Tenant shall be required to transfer all utility accounts for the Premises into Tenant’s name effective as of the date that actual possession of the Premises is delivered to Tenant, and Tenant shall be responsible to pay for all utilities used at the Premises beginning on the date that actual possession of the Premises is delivered to Tenant.
5. REAL PROPERTY TAXES/ASSESSMENTS:
Beginning on the Rent Commencement Date, Tenant shall be responsible for and shall pay before delinquency all real estate taxes or assessments, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in any portion thereof (collectively “Real Property Taxes”), assessed from the Rent Commencement Date through the Expiration Date.
The foregoing notwithstanding, at Landlord’s option, Tenant shall pay to Landlord, together with and in addition to each monthly installment of Additional Rent, an amount deemed sufficient by Landlord to provide Landlord with funds sufficient to pay the Real Property Taxes next due at least thirty (30) days before the date the same are due.
Notwithstanding the foregoing, Real Property Taxes will not include any income, excess profits, single business, inheritance, succession, transfer, franchise, capital or other tax or assessments upon Landlord or Landlord’s interest in the Premises or the Project, or any fine, penalty, cost or interest for any Real Property Taxes Landlord failed to timely pay (provided that Tenant has timely paid the Additional Rent due hereunder).

Commencing with calendar year 2011, Landlord will file a contest of the amount or validity of Real Property Taxes for each tax fiscal year by appropriate administrative and legal proceedings, and Landlord shall proceed diligently to obtain a resolution of said contest.
6. PERSONAL PROPERTY TAXES: Beginning on the date that actual possession of the Premises is delivered to Tenant, Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises, assessed from the date that actual possession of the Premises is actually to Tenant through the Expiration Date. If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property (accompanied by the document(s) from the taxing authorities which evidence such assessment).
7. UTILITIES: Tenant shall pay throughout the Term (prior to delinquency) all charges and expenses for all utilities servicing the Premises, including, but not limited to, charges for gas, telephone, electricity, storm water and water together with all connection charges. Tenant shall pay all charges for metered water, sewer service charges and other fees or charges lawfully imposed by any public authority upon or in connection with the Premises, if any. Landlord represents that all utilities (electric, water, gas, telephone, sanitary and storm sewer, including but not limited to all necessary lines and equipment) are installed and are available to the Premises so long as the use of the Premises is consistent with the use that was made by the former occupant of the Premises, and that there are no hook-up, impact or other similar fees to be paid for the current amounts of utility services available at the Premises. If Tenant changes the use of the Premises to a use that is not consistent with the use that was made by the former occupant of the Premises, Tenant shall be solely responsible for any hook-up, impact or other similar fees related to such change in use. Tenant shall also be responsible for any deposits required by any utility provider.
8. TIME OF PAYMENT: Tenant agrees that Tenant shall promptly pay said Rent at the times and place stated above; and Tenant shall promptly pay any other charges that accrue under this Lease.
9. USE: The Tenant will use and occupy the Premises for general office, administrative, laboratory, research and development, manufacturing, quality control, warehousing and distribution and related uses, and for no other use or purpose (the “Permitted Use”) .
In the event that Tenant uses the Premises for purposes not expressly permitted herein, the Landlord may, in addition to all other remedies available to it, restrain said improper use by injunction.
10. QUIET ENJOYMENT: Upon payment by Tenant of the Rent herein provided, and upon the observance and performance of all terms and provisions, on Tenant’s part to be observed and performed under this Lease, Tenant shall, subject to all of the terms and provisions of this Lease, peaceably and quietly hold and enjoy the Premises for the Term hereby demised.

11. COMPLIANCE WITH LAWS.
A Tenant will not make or permit any occupancy or use of any part of the Premises for any hazardous, offensive, dangerous, noxious or unlawful occupation, trade, business or purpose or any occupancy or use thereof which is contrary to any law, by-law, ordinance, rule, permit or license, and will not cause, maintain or permit any nuisance in, at or on the Premises; provided, however, that the Permitted Use, if conducted in conformance with the terms of this Lease, all Applicable Laws which relate to the Permitted Use, and reasonable and customary standards for general office, administrative, laboratory, research and development, manufacturing, quality control, warehousing and distribution space, shall not be deemed to be a hazardous, offensive, dangerous, or noxious occupation, trade, business or purpose or a nuisance, unless it adversely affects tenants or occupants outside the Premises in a significant manner. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure (but Tenant shall have the right to upgrade such floors, walls or ceiling to accommodate loads, if necessary, as an alteration to the Premises in accordance with the terms of Section 12 hereof), or place any harmful fluids or other materials in the drainage system of the Premises or Land (other than fluids or other materials in compliance with laws, regulations and codes applicable to the drainage system of the Premises), or overload existing electrical or other mechanical systems (but Tenant shall have the right to upgrade such floors, walls or ceiling to accommodate loads, if necessary, as an alteration to the Premises in accordance with the terms of Section 12 hereof). Tenant shall not use any machinery or equipment in the Premises that causes excessive noise or vibration perceptible from the exterior of the Premises, as reasonably determined by Landlord, or that unreasonably interferes with the use or enjoyment of the Project by other tenants or lawful occupants. No waste materials or refuse shall be dumped upon or permitted to remain outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any similar nature shall be permitted to remain outside the Premises or on any portion of the common areas (other than during construction of the Tenant Improvements) unless otherwise approved by Landlord in its sole discretion. Subject to the terms of Sections 50 and 52 of this Lease, no sign, antenna or other structure or thing shall be erected or placed on the Premises or any part of the exterior of any building or on the Land or erected so as to be visible from the exterior of the Building containing the Premises without first securing the written consent of the Landlord, which shall not be unreasonably withheld, conditioned or delayed.
Tenant will, at Tenant’s sole cost and expense, comply with all Applicable Laws (including the ADA) which affect the carrying on of the business being conducted in the Premises, as distinguished from the physical facilities in which such business is being conducted. Landlord will bear the expense of any alterations or improvements or repairs to the Premises ordered by any governmental authority, unless such alterations or improvements or repairs (i) relate solely to the type of business conducted in the Premises by Tenant or the manner in which Tenant is conducting Tenant’s business in the Premises, (ii) relate to the Tenant Improvements being constructed by Tenant pursuant to the Work Letter attached hereto as Exhibit B, or (iii) are required solely by virtue of any other alterations undertaken by Tenant to the Premises (items (i) through (iii), “Tenant’s Compliance Obligations”). Notwithstanding the same, if Landlord is required to bear the expense of operating, replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency enacted on or after the date that actual possession of the Premises is delivered to Tenant, and any repairs or removals necessitated thereby (including, but not limited to, the cost of complying with the ADA and regulations of the Occupational Safety and Health Administration that may be enacted from and after the date that actual possession of the Premises is delivered to Tenant), the cost shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord, together with an interest factor on the unamortized cost of six percent (6%) per annum and passed through to Tenant as an Operating Expense in accordance with Section 4.B. of this Lease.
Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that if necessary with regard to the Tenant Improvements or any other Alterations by Tenant that Landlord and Tenant (i) will split equally the cost for any abatement related to the presence of asbestos in the black a/c duct seam mastic material on the air ducts above the ceiling tiles within Building 7C and any other asbestos containing material identified within the Premises which requires abatement and (ii) will reasonably cooperate in approving any plan for such abatement and the contractor selected to complete such abatement. Tenant further agrees that it will use commercially reasonable efforts to minimize any disturbance of any asbestos containing material in connection with the Tenant Improvements or any other Alterations.
Landlord will, at Landlord’s sole cost and expense (subject to Landlord’s right to pass through such cost and expense as an Operating Expense in accordance with Section 4.B. of this Lease if any such Applicable Laws are enacted on or after the date that actual possession of the Premises is delivered to Tenant), take such action as may be necessary or appropriate to cause the Common Areas to comply with all applicable laws of all governmental authorities (the “Applicable Laws”) throughout the Term.
Landlord represents that as of the date of this Lease, and except as specifically set forth in this Lease, Landlord has not received written notice from any governmental authority that either the Premises or the Project is not in substantial compliance, in all material respects, with Applicable Laws. In addition, Landlord represents that, as of the date of this Lease, Landlord has not received written notice from any governmental authority of any non-compliance issues with the ADA on or about the Premises or the Project.
B. Tenant agrees not to generate, store or use any Hazardous Materials (as hereinafter defined) on or about the Premises, except (a) those used by Tenant in its general office operations and janitorial services, in both cases limited to such Hazardous Materials in such amounts as are customarily used in general office uses and for janitorial service provided to general office uses, and (b) those used in connection with the Permitted Use, and in each case only in compliance with any and all applicable Environmental Laws (also as hereinafter defined). Tenant shall provide Landlord, upon Landlord’s written request, with copies of all Material Safety Data Sheets (“MSDS”) for Hazardous Materials used or stored in the Premises. Tenant agrees to notify Landlord prior to using any Hazardous Materials on the Premises which require special precautions or facilities. In all events, Tenant agrees not to release or to permit Tenant’s contractors, subtenants, licensees, invitees, agents, servants or employees or others for whom Tenant is legally responsible (collectively, “Tenant Responsible Parties”) to release any Hazardous Materials on the Premises in violation of or that requires reporting under any Environmental Law, and not to dispose of Hazardous Materials (a) on the Premises or (b) from the Land to any other location except a properly approved disposal facility and then only in compliance with any and all Environmental Laws regulating such activity, nor permit any Tenant Responsible Party to do so.

For purposes of this Lease, “Hazardous Materials” shall mean any substance regulated under any Environmental Law, including those substances defined in 42 U.S.C. Sec. 9601(14) or any related or applicable federal, state or local statute, law, regulation, or ordinance, pollutants or contaminants (as defined in 42 U.S.C. Sec. 9601(33), petroleum (including crude oil or any fraction thereof), any form of natural or synthetic gas, sludge (as defined in 42 U.S.C. Sec. 6903(26A), radioactive substances, hazardous waste (as defined in 42 U.S.C. Sec. 6903(27)) and any other hazardous wastes, hazardous substances, contaminants, pollutants or materials as defined, regulated or described in any of the Environmental Laws. As used in this Lease, “Environmental Laws” means all federal, state and local laws, as the same may be amended, relating to the protection of the environment or health and safety, and any rule or regulation promulgated thereunder and any order, standard, interim regulation, moratorium, policy or guideline of or pertaining to any federal, state or local government, department or agency, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Marine Protection, Research, and Sanctuaries Act, the National Environmental Policy Act, the Noise Control Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, as amended, the Hazardous Material Transportation Act, the Refuse Act, the Uranium Mill Tailings Radiation Control Act and the Atomic Energy Act and regulations of the Nuclear Regulatory Agency, Florida Statutes Chapters 369 through 380 and any other state and local counterparts or related statutes, laws, regulations, and order and treaties of the United States.
C. Tenant shall permit Landlord and Landlord’s agents, representatives and employees, including, without limitation, legal counsel and environmental consultants and engineers, access to the Premises at any time during the Term upon at least 72 hours’ prior written notice (which notice shall indicate where within the Premises Landlord intends to investigate, the reason for the investigation, and identifies, to the extent practicable, the persons conducting such investigation) for purposes of conducting environmental assessments; provided, however, that such assessments may only be conducted if (i) Landlord has reason to believe that there has been a release or a material threat of release of Hazardous Materials in a reportable quantity at the Premises or arising from Tenant’s activities at the Premises or (ii) requested by an actual or prospective mortgage lender, purchaser or equity investor, and shall, to the extent practicable, be conducted at a time designed to minimize interference with Tenant’s operations (Tenant acknowledging that, in the event of an emergency, it shall have no right to object to such timing). In addition to the written notice set forth in the immediately preceding sentence, Landlord shall endeavor to provide verbal notice to David McIntyre, the facilities manager, or such other employee of Tenant as Tenant may designate to Landlord from time to time for the purposes of conducting environmental assessments. Landlord shall permit Tenant or Tenant’s representatives to be present during any such assessment, and any investigation, testing or sampling, provided that Landlord shall not, except in the event of an emergency, be allowed access to the area designated by Tenant as the “clean rooms” without being accompanied by an authorized representative of Tenant, and Landlord shall comply with all of Tenant’s commercially reasonable rules and regulations regarding access to the “clean rooms”. Landlord shall avoid materially interfering with Tenant’s use of the Premises during any entrance on to the Premises as permitted hereunder, and upon completion of Landlord’s assessment, investigation, and sampling, shall promptly repair and restore the affected areas of the Premises from any damage caused by the assessment. Such assessment shall be at Landlord’s expense, provided that if the assessment shows that a release of Hazardous Materials by Tenant or Tenant Responsible Parties in violation of this Lease has occurred, then Landlord’s actual, reasonable, out-of-pocket costs relating to such assessment shall be reimbursed by Tenant. If Landlord collects any samples from the Premises in connection with any such assessment, Landlord shall give Tenant reasonable prior notice thereof and Tenant shall be permitted to collect split samples, and, if Tenant so requests, Landlord shall provide to Tenant a portion of any sample being tested to allow Tenant, if Tenant so chooses, to perform its own testing.
D. Tenant shall prepare a written environmental contingency plan sufficient to comply with Environmental Laws and good practice for first class laboratory space (“Environmental Contingency Program”) and shall revise the same from time to time as reasonably necessary because of changes in operations within the Premises, changes in applicable Environmental Laws, and changes in customary practice for environmental contingencies in first class laboratory space. Landlord acknowledges that Tenant has delivered a copy to Landlord of Tenant’s Environmental Contingency Program as existing on the date hereof and that as of the date hereof Tenant has complied with its obligation hereunder to prepare an Environmental Contingency Program. Tenant shall implement the Environmental Contingency Program as necessary in accordance with the approved plan (as it may be revised) and shall, within 14 days after Landlord’s written request, provide Landlord with copies of all reports and documentation prepared in connection therewith. Within 14 days after Landlord’s written request, Tenant shall provide Landlord with copies of any routine safety audits conducted by Tenant in the ordinary course of Tenant’s business. Landlord may from time-to-time undertake an environmental audit in accordance with the terms of subsection C. above to assess the compliance of Tenant with applicable Environmental Laws if Landlord reasonably believes that Tenant is not then in compliance with such Environmental Laws or if there is any release of Hazardous Materials required to be reported under any Environmental Law that arises out of the use, operation, or occupancy of the Premises or Land by Tenant or any Tenant Responsible Parties during the Term of this Lease and any further period during which Tenant or any Tenant Responsible Party retains use, operation or occupancy of the Premises (a “Tenant’s Release”). In addition, Tenant shall investigate, assess, monitor and report as required by applicable Environmental Law, at Tenant’s sole cost and expense, any Tenant’s Release. Further, Tenant shall remediate, in compliance with applicable Environmental Laws, at Tenant’s sole cost and expense, any Tenant’s Release requiring remediation in compliance with applicable Environmental Laws. Tenant shall submit to Landlord, for Landlord’s prior approval, a work plan outlining in reasonable detail any Remedial Work to be performed by Tenant hereunder (the “Remedial Work Plan”). Landlord shall not unreasonably withhold or delay its approval of such Remedial Work Plan if (i) it complies with all applicable Environmental Laws; and (ii) the Remedial Work outlined therein reasonably appears sufficient to remediate the releases to the level provided for in this Section 11.D. If Tenant is obligated to remediate a Tenant’s Release under this Lease, Tenant shall be obligated to remediate the Tenant’s Release to a level that will permit the Premises to be used for first class office, laboratory, and research and development uses under Applicable Laws. Notwithstanding the foregoing, Tenant’s obligation to remediate in connection with a Tenant Release shall not require the Tenant to remediate the Premises to a level that would allow the Premises to be used for residential, school or day care purposes. Tenant shall provide to Landlord copies of any submittals to governmental authorities simultaneously with such submittal to the governmental authorities. Tenant or the Tenant Responsible Party, as appropriate, shall sign any manifests or other documents as the waste generator for any Hazardous Materials it disposes of or sends off site or otherwise arising from a Tenant’s Release. This Subsection shall survive the Term of this Lease and shall be subject to the provisions of Section 26 of this Lease. Tenant’s remediation obligation set forth in this Subsection shall not limit Landlord’s right to damages, if any, which Landlord may incur due to any unremediated Hazardous Materials resulting from a Tenant’s Release.
E. Tenant shall pay for all costs reasonably and actually incurred by Landlord, for independent consultants or otherwise, in connection with inspections, investigations, and/or response actions concerning a Tenant’s Release or the threat of a Tenant’s Release.
F. Tenant may require that any representative of Landlord entering into a secured portion of the Premises (which has been identified by Tenant to Landlord in advance as containing proprietary information) for the purposes set forth in this Section 11 execute a confidentiality agreement with respect to Tenant’s proprietary information, provided, however, that such agreement is subject to Landlord’s prior approval (not to be unreasonably withheld). Landlord agrees to hold any proprietary information identified by Tenant and supplied to Landlord pursuant to this Section 11.F. (“Confidential Information”) in confidence, subject to disclosures to the extent that such disclosure is required by law or court order or by discovery rules in any legal proceeding. Notwithstanding the foregoing, Landlord may disclose such Confidential Information to its lenders, attorneys, and consultants in connection with the financing or sale of the Property or Landlord’s review of such information.
G. Any inspections, testing, approvals, or requirements by Landlord with respect to Hazardous Materials which are Tenant’s responsibility under this Lease shall be for the sole benefit of Landlord and Tenant shall have no right to rely on Landlord or its consultants with respect to matters relating to such Hazardous Materials, and Tenant shall be solely responsible therefor.
H. Landlord represents to Tenant that, except as set forth in Section I. below (the “Disclosed Environmental Matter”), Landlord has not received written notice from any governmental agency regarding the existence of any Hazardous Materials on or about the Premises, the presence of which violates any applicable Environmental Laws. Except in the event that Tenant uses the Premises for residential purposes, for a school or day care center, or if Tenant uses groundwater at the Premises for drinking purposes, Landlord shall indemnify, defend, and hold Tenant, and its employees, officers and directors harmless from all claims, liabilities, losses, costs and expenses (including reasonable attorney fees) arising out of Landlord’s introduction of any Hazardous Materials on or about the Premises or out of the Disclosed Environmental Matter. In addition, and notwithstanding anything to the contrary contained in this Lease, Landlord acknowledges and agrees that Tenant shall have no responsibility to assess or remediate any Hazardous Materials that were not introduced to the Project or the Premises by Tenant or any Tenant Responsible Party, including but not limited to any Hazardous Materials related to the Disclosed Environmental Matter, or to indemnify Landlord for any claims, liabilities, losses, costs and expenses related to any Hazardous Materials that were not introduced to the Project or the Premises by Tenant or any Tenant Responsible Party, including but not limited to any Hazardous Materials related to the Disclosed Environmental Matter.

I. Tenant expressly acknowledges and agrees that in accordance with the terms of that certain Covenant Running with the Land in favor of Miami Dade County Florida, recorded in Official Records Book 26889, Page 3982 of the Public Records of Miami-Dade County, Florida (the “Covenant”), Landlord has disclosed to Tenant that a portion of the Project is the subject of a Miami-Dade County Department of Environmental Resource Management (“DERM”) Risk Based Corrective Action Site Closure Permit, under that certain permit RBCA-026. Landlord agrees to forward to Tenant any notices of any planned inspections of the Premises pursuant to the terms of the Covenant received by Landlord from DERM promptly after Landlord’s receipt thereof.
12. MAINTENANCE AND REPAIR OF PREMISES; ALTERATIONS:
A. Tenant, at Tenant’s own expense will keep and maintain the Premises continuously in a neat and attractive manner, in good repair and in tenantable condition during the Term. Notwithstanding anything in the Lease to the contrary, the only maintenance and repair obligations Tenant shall have are to the interior non-structural portions of the Premises and to the HVAC system, plumbing, wiring and other utility facilities inside of the Premises which are located above the floor slab of the Premises and which are not otherwise required to be maintained or repaired by Landlord pursuant to the terms of this Lease.
Landlord shall, at its sole cost and expense, maintain, repair and replace all structural components of the Premises (including, but not limited to, the foundation, bearing walls and roof structure). Landlord acknowledges and agrees that Landlord shall not have the right to pass through the cost and expense to maintain, repair and replace structural components of the Premises as an Operating Expense in accordance with Section 4.B. of this Lease. Landlord shall, at its sole cost and expense(subject to Landlord’s right to pass through such cost and expense as an Operating Expense in accordance with Section 4.B. of this Lease) maintain, repair and replace the exterior windows, the exterior walls, floor slab (and, to the extent repair is required due to the condition of the slab or conditions under the slab, the floor coverings), the sprinkler system, gutters, downspouts and canopies of the Premises, building systems, all plumbing, wiring and other utility facilities within or under the floor slab of the Premises, all plumbing, wiring and other utility facilities serving the Premises up to their points of connection with the meter for such utilities serving the Premises, as necessary to keep the same in good order, condition and repair, ordinary wear and tear and damage by casualty excepted. Subject to the terms of Section 23(C) herein, Landlord shall be responsible at its sole cost and expense (without the right to pass through any such expenses as Operating Expenses) to repair and replace all damage to the Premises caused by Landlord or any of its employees, partners, agents, invitees or contractors.

B. Tenant shall not, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as “Alterations”) in, on or about the Premises or the Project. Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. The term “Alterations” expressly excludes any improvements made to the Premises by Tenant in accordance with the Work Letter. At the expiration of the Term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises to their prior condition, at Tenant’s expense, if Landlord advised Tenant at the time of its approval of such Alterations that such Alterations would be required to be removed at the end of the Term, and further provided that Tenant shall not have to remove any of the Tenant improvements installed pursuant to the terms of the Work Letter attached hereto as Exhibit B. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such general contractor, architect or engineer as have been expressly approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Landlord may require Tenant to provide to Landlord, at Tenant’s sole cost and expense, for any Alterations that will exceed $1,000,000, a payment and performance bond in an amount equal to the estimated cost of such Alterations, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. In addition, Tenant shall pay to Landlord a fee equal to the lower of two percent (2.0%) of the cost of the Alterations or $50,000.00 to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor, architect or engineer not expressly approved by Landlord, Landlord may, at any time during the Term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, “builders risk” insurance in a reasonable amount and workers compensation insurance.
C. Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit (to the extent that a building permit is required therefor). If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies (to the extent that a building permit is required therefor), furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.
D. Notwithstanding anything to the contrary contained in this Section 12, for work which (i) will cost less than $50,000.00 on an annual basis, (ii) which does not affect the structure of the Building or any of the Building’s systems, including without limitation, the electrical, plumbing, HVAC or mechanical systems, and (iii) which will not be visible from any Common Areas, Tenant shall not be required to obtain the prior written consent of Landlord or to pay any fee for monitoring the construction of any such Alterations, however, Landlord must receive no less than ten (10) business days written notice prior to the commencement of said decorative work and Tenant must otherwise comply with the terms of this Section 12.

13. MECHANICS LIENS: Tenant shall keep the Premises and all parts thereof at all times free of mechanic’s liens and any other lien for labor, services, supplies, equipment or material purchased or procured, directly or indirectly, by or for Tenant. Tenant further agrees that Tenant will promptly pay and satisfy all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs and charges, including bond premiums for release of liens and attorneys fees and costs reasonably incurred in and about the defense of any suit in discharging the Premises, from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within sixty (60) days after the same had been made or filed and Tenant has actual notice thereof. The foregoing notwithstanding, in the event Landlord should be in the process of either selling the Premises of refinancing the Premises then Tenant shall bond against or discharge an such lien within ten (10) days after the same had been made or filed and Tenant has actual notice thereof. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as Rent due and shall be included in any lien for Rent.
The Tenant herein shall not have any authority to create any liens for labor or material on the Landlord’s interest in the Premises and all persons contracting with the Tenant for the construction or removal of any facilities or other improvements on or about the Premises, and all materialmen, contractors, mechanics, and laborers are hereby charged with notice that they must look only to the Tenant and to the Tenant’s interests in the Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.
In accordance with Florida Statutes 713.10, Landlord shall have the right to post on the Premises and to file and/or record in the Public Records or court registry, as applicable, notices of non-responsibility and such other notices as Landlord may reasonably deem proper for the protection of Landlord’s interest in the Premises. Tenant shall, before the commencement of any work which might result in any lien on the Premises, give Landlord reasonable written notice under the circumstances of its intention to commence said work.
14. SUBORDINATION OF LEASE; ATTORNMENT: This Lease is subject and subordinate to any and all mortgages now or hereafter encumbering the Premises, and to any renewals, extensions and/or modifications thereof, on the condition that Tenant receives a commercially reasonable subordination, non-disturbance and attornment agreement (an “SNDA”) from any such lienholders in form and substance reasonably acceptable to Tenant. Tenant agrees to use good faith and commercially reasonable efforts to execute and acknowledge any such SNDA as Landlord reasonably requests (provided same is in form and substance reasonably acceptable to Tenant) within ten (10) business days after Landlord’s delivery of the same to Tenant. Tenant’s failure to execute the SNDA within ten (10) business days after written demand shall constitute an Event of Default by Tenant hereunder. In the event Landlord’s interest in the Premises is transferred by reason of foreclosure or other proceeding for enforcement of any such mortgage, Tenant agrees to attorn to and recognize the rights of the transferee of Landlord’s interest in the Premises as if such transferee were the Landlord under this Lease, provided that Tenant’s rights and interests under this Lease and its possession of the

Premises will not be disturbed or affected by the succession of such transferee to Landlord’s interest in the Building or the Project. This provision shall be self-operative without the execution of any further instruments. At the option of the holder of any such mortgage, upon written notice to Tenant, Tenant will simultaneously give to such holder a copy of any and all default notices to Landlord and such holder shall have the right (but not the obligation) to cure or remedy any default of Landlord during the period that is permitted to Landlord hereunder plus an additional thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord’s mortgagee with the same effect as if such action had been taken by Landlord. Tenant further agrees to execute any commercially reasonable modification(s) of this Lease requested by any mortgagee if such modification does not increase Tenant’s obligations hereunder other than in an immaterial or de minimis manner or adversely affect Tenant’s rights hereunder.
15. ASSIGNMENT AND SUBLETTING: Tenant shall not, directly or indirectly, assign, transfer, mortgage, pledge or otherwise encumber or dispose of this Lease or sublet the Premises or any part thereof or permit the Premises to be occupied by other persons. Any transfer of the majority control of the stock of Tenant shall be deemed an assignment hereunder, except that the existing stockholders or Tenant may freely transfer stock among themselves, without the consent of Landlord, and further provided that the foregoing portion of this sentence shall not apply to corporations whose stock is traded through a national or regional exchange or over-the-counter market. Any such transfer made in violation of the terms of this Lease shall be null and void and of no force and effect, and shall be deemed an Event of Default on the part of Tenant. Notwithstanding the foregoing:
(a)
Tenant shall be entitled to assign this Lease to an Affiliate of Tenant provided that (i) Tenant delivers prior written notice to Landlord, (ii) the assignee executes an assumption of this Lease, (iii) Tenant shall not be released from any and all obligations hereunder and (iv) Guarantor shall not be released from any obligations under the Guaranty;

(b)
Tenant shall be entitled to assign this Lease to an unaffiliated entity of Tenant provided that (i) Tenant delivers fifteen (15) days prior written notice to Landlord, (ii) the assignee executes an assumption of this Lease, (iii) Tenant delivers documentation and other evidence reasonably satisfactory to Landlord showing that such assignee’s financial net worth is equal to or greater than that of Tenant, (iv) Tenant shall not be released from any and all obligations hereunder and (v) Guarantor shall not be released from any obligations under the Guaranty;

(c)
Tenant shall be entitled to assign this Lease to an unaffiliated entity buying all or substantially all of the assets of Tenant provided that (i) Tenant delivers fifteen (15) days prior written notice to Landlord, (ii) the assignee executes an assumption of this Lease, (iii) Tenant delivers documentation reasonably satisfactory to Landlord evidencing such assignee’s financial net worth, (iv) Tenant shall not be released from any and all obligations hereunder and (v) Guarantor shall not be released from any obligations under the Guaranty; and

(d)
Tenant shall be entitled to sublet portions of the Premises, provided that: (i) Tenant shall remain fully liable for all obligations under this Lease, (ii) Tenant shall give written notice to Landlord of such subletting, (iii) such subtenant shall sublease the Premises subject to the terms and provisions of this Lease and (iv) Guarantor shall remain fully liable for all obligations under the Guaranty.

Notwithstanding the foregoing or anything in this Section to the contrary, Tenant may, without the consent of Landlord, assign or sublet all or any part of the Premises to (i) a subsidiary or Affiliate of Tenant, (ii) any entity that acquires substantially all of the assets or stock of Tenant, (iii) any entity into which Tenant is merged or with which it is consolidated (provided such merger, consolidation or transfer of assets or stock under subsections (ii) and (iii) hereof is not being consummated for the purposes of subverting the intent of this Section 15), (iv) a sublease of any or all of the warehouse space identified as part of the Premises, and/or (v) a transfer of any of the outstanding capital stock of Tenant through an “over the counter” market or any recognized national or overseas securities exchange, or in connection with an initial public offering. For purposes of this Section: (a) “Affiliate” shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with, Tenant, and (b) “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management of that entity, whether through ownership, or by contract or otherwise. Tenant agrees to provide Landlord with at least ten (10) business days prior written notice of a transfer to an Affiliate in accordance with this Section 15. Tenant expressly acknowledges and agrees that no transfer of any interest in this Lease or sublease of the Premises, whether consented to by Landlord or not, shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release the Guarantor from its obligations under its Guaranty unless otherwise expressly agreed to in writing by Landlord.
16. HOLD HARMLESS:
A. Except to the extent caused by the negligence or willful misconduct of an Indemnified Party and subject to the terms of Section 23(c) of this Lease, Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “Indemnified Parties”) from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, attorneys fees, court costs and other legal expenses, insurance policy deductibles and other expenses (hereinafter collectively referred to as “Damages”) arising out of or related to an “Indemnified Matter” (as defined below). For purposes of this Section 16, an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Tenant’s or its employees, agents, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as “Tenant Parties”) use or occupancy of the Premises or the Project, (b) any act, omission or neglect of a Tenant Party, or (c) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Tenant’s obligations hereunder shall include, but shall not be limited to (f) compensating the Indemnified Parties for Damages arising out of Indemnified Matters within ten (10) days after written demand from an Indemnified Party plus a reasonable period of time for Landlord’s investigation of the claim and (g) providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether the fees for such counsel arise because the claim is litigated or not, or whether reduced to judgment or whether or not well founded. If Tenant is obligated to compensate an Indemnified Party for Damages arising out of an Indemnified Matter in accordance with the terms of this Section 16, Landlord shall have the immediate and unconditional right, but not the obligation, to in good faith pay the damages and Tenant shall, upon thirty (30) days advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. By way of example, and not limitation, Landlord shall have the immediate and unconditional right to cause any damages to the Common Areas, another tenant’s premises or to any other part of the Project to be repaired and to compensate other tenants of the Project or other persons or entities for Damages arising out of an Indemnified Matter. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant’s obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination. Landlord hereby waives its right to recover consequential, special, indirect, exemplary or punitive damages (including but not limited to, lost profits) arising out of an Indemnified Matter or a Tenant default.
B. Tenant expressly acknowledges and agrees and that Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from the negligence or willful misconduct of Landlord, its agents, invitees or employees. All personal property placed or moved into the Premises shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damage to said personal property, except when such damage results from the gross negligence or willful misconduct of Landlord, its agents, invitees or employees.
C. Except to the extent caused by the negligence or willful misconduct of a Tenant Indemnified Party and subject to the terms of Sections 16(b) and 23(c) of this Lease, Landlord hereby agrees to indemnify, defend and hold harmless Tenant and its employees, agents, and contractors (said persons and entities are hereinafter collectively referred to as the “Tenant Indemnified Parties”) from and against any and all Damages that result from a Tenant Indemnified Matter. For purposes of this Section, a “Tenant Indemnified Matter” shall mean any matter for which one or more of the Tenant Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Landlord’s or its employees, agents, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as “Landlord Parties”) negligence or willful misconduct, and (b) any other matters for which Landlord has agreed to indemnify Tenant pursuant to any other provision of this Lease. Landlord’s obligations hereunder shall include, but shall not be limited to (i) compensating the Tenant Indemnified Parties for Damages arising out of Tenant Indemnified Matters within ten (10) days after written demand from a Tenant Indemnified Party plus a reasonable period of time for Landlord’s investigation of the claim and (ii) providing a defense, with counsel reasonably satisfactory to the Tenant Indemnified Party, at Landlord’s sole expense, within ten (10) days after written demand from the Tenant Indemnified Party, of any claims, action or proceeding arising out of or relating to an Tenant Indemnified Matter. This indemnity is intended to apply to the fullest extent permitted by applicable law. Landlord’s obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Tenant after said expiration or termination. Tenant hereby waives its right to recover consequential, special, indirect, exemplary or punitive damages (including but not limited to, lost profits) arising out of a Tenant Indemnified Matter.

17. CASUALTY LOSS: If the Premises shall be damaged by fire or other casualty and if such damage does not render all or a material portion of the Premises untenantable, then Landlord shall repair and restore the Premises to the extent of “available insurance proceeds”. For purposes of this Lease, the term “available insurance proceeds” shall mean the portion of the insurance proceeds paid over to Landlord free and clear of any collection by mortgagees for the value of the damage, attorneys’ fees and other reasonable costs of compromise, adjustment, settlement and collection of the insurance proceeds.
If any such damage renders all or a material portion of the Premises untenantable, or if “available insurance proceeds” are not made available to Landlord, then Landlord (a) shall have the right to terminate this Lease within sixty (60) days of the date of such damage, or (b) elect to restore the Premises. In the event Landlord elects not to rebuild, then Tenant shall have the right to terminate the Lease and Rent shall be abated from the date of the casualty. Unless this Lease is terminated as provided in the preceding sentences, Landlord shall proceed promptly to repair and restore (regardless of whether such damage is material) the Premises to substantially the same condition that existed prior to such damage and Tenant’s Rent shall be abated from the date of the casualty until completion of the repair and restoration of the Premises. In this regard, Landlord shall commence such repair and/or restoration within ninety (90) days following the date of such damage. In the event Landlord elects to repair and does not complete restoration within six (6) months following receipt of the insurance proceeds or within nine (9) months following the date of such damage (and in either case subject to a Force Majeure Event), then Tenant shall have the option to terminate this Lease by written notice to Landlord given within no later than thirty (30) days following such time period, as applicable.
18. CONDEMNATION: In the event that the Premises or any material part thereof is taken for any public or quasi-public use by condemnation or by right of eminent domain, or purchase in avoidance or settlement of a condemnation or eminent domain proceeding, Landlord and Tenant agree that this Lease shall be canceled, and Rent shall abate as of the date of taking. In the event that a non-material portion of the Premises is taken for any public or quasi-public use by condemnation or by a right of eminent domain, or purchase in avoidance or settlement of a condemnation or eminent domain proceeding, then this Lease and all the covenants, conditions and provisions hereunder shall be and remain in full force and effect as to all the Premises not taken, except that Rent shall be paid in amounts reserved by this Lease to the date of said partial taking, Landlord shall do the work necessary to rebuild the shell portion of the Premises taken as a complete architectural unit and Tenant shall be responsible for any work necessary to rebuild the interior of the Premises for Tenant’s Permitted Use , and after such date the Rent for the remainder of the Premises shall be equitably and justly reduced by such amount as may be reasonably determined by Landlord. Any and all condemnation awards shall be the property of the Landlord, except that Tenant shall have standing to seek a separate award or to challenge the taking, provided that such award does not reduce the amount of the award available to Landlord.

19. DEFAULT: If any one or more of the following events (herein sometimes called “Events of Default”) shall happen:
(a)
if default shall be made in the payment of any Rent or other charges herein reserved upon the date the same become due and payable and such default continues for a period of five (5) days after written notice of such due date (provided however that in no event shall Landlord be obligated to provide written notice more than twice in any twelve (12) month period); or

(b)
if default shall be made by Tenant in the performance of or compliance with any of the other covenants, agreements, terms or conditions contained in this Lease (except failure to pay Rent as provided in subparagraph 19(a) above), and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, if such default cannot reasonably be cured within thirty (30) days, and Tenant, within said thirty (30) day period, shall have commenced and thereafter continued diligently to prosecute the cure of such default to completion, said default shall not constitute an Event of Default; or

(c)
if Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, wage earner’s plan, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other debtor’s relief statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of Tenant’s properties or of the Premises; or

(d)
if within ninety (90) days after commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other debtor’s relief statute or law, such proceeding shall not have been dismissed, or stayed on appeal, or if, within ninety (90) days after the appointment, without the consent or acquiescence of Lessee, of any trustee, receiver or liquidator of Lessee or of all or any substantial part of Lessee’s properties or of the Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within ninety (90) days after the expiration of any such stay such appointment shall not have been vacated; or

(e)
if the Premises shall be seized under any levy, execution, attachment or other process of court and the same shall not be promptly vacated or stayed on appeal or otherwise, or if the Tenant’s interest in the Premises is sold by judicial sale and the sale is not promptly vacated or stayed on appeal or otherwise; or

(f)	if Tenant should assign this Lease or sublet the Premises in violation of paragraph 15 of this Lease, or

(g)
if Tenant should vacate, abandon, or desert the Premises, subject to closures for casualty, condemnation, repair and maintenance by Landlord or Tenant or a Force Majeure Event, and provided that Tenant shall not be in default hereunder so long as Tenant continues to pay Rent as provided for under the Lease and otherwise complies with the insurance, maintenance and other provisions of the Lease.

then in any such event Landlord may at any time thereafter terminate this Lease and retake possession, declare the balance of the entire Rent for the entire Term of this Lease to be immediately due and payable, in which event Landlord may then proceed to collect all of the unpaid Rent called for by this Lease by distress or otherwise), or pursue any other remedy afforded by law or equity, provided that such default and all other defaults at the time existing have not been fully cured, and all expenses and costs incurred by the Landlord, including reasonable attorneys’ fees and court costs, at trial and all appellate levels, in connection with enforcing this Lease, shall not have been fully paid. Nothing herein contained shall be construed as precluding the Landlord from having such remedy as may be and become necessary in order to preserve the Landlord’s right or the interest of the Landlord in the Premises and in this Lease, even before the expiration of the grace or notice periods provided for in this Lease, if under particular circumstances then existing the allowance of such grace or the giving of such notice will prejudice or will endanger the rights and estate of the Landlord in this Lease or in the Premises. All rights and remedies granted in this Lease to Landlord or available at law or equity shall be cumulative and not mutually exclusive. Landlord will use commercially reasonable efforts to mitigate its damages hereunder and to relet the Premises.
20. WAIVER OF LANDLORD’S LIEN. Landlord hereby waives any statutory liens and any rights of distress with respect to the personal property (trade fixtures, equipment and merchandise) of Tenant from time to time located within the Premises (“Tenant’s Property”). This Lease does not grant a contractual lien or any other security interest to Landlord or in favor of Landlord with respect to Tenant’s Property. Any language in the Lease granting Landlord a lien on Tenant’s Property is hereby deleted.
21. WAIVER OF DEFAULT: Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity.
No waiver of any term, provision, condition or covenant of this Lease by Landlord shall be deemed to imply or constitute a further waiver by Landlord of any other term, provision, condition or covenant of this Lease and no acceptance of Rent or other payment shall be deemed a waiver of any default hereunder.
22. RIGHT OF ENTRY: Upon Forty Eight (48) hours prior verbal notice, Landlord, or any of its agents (provided said agents do not compete in any manner or engage in any business activity that competes with Tenant), shall have the right to enter the Premises during all reasonable business hours to examine the same, or to otherwise exhibit the Premises to third parties, including, without limitation, mortgagees, insurance examiners and building inspectors (provided that the Premises shall be exhibited to prospective tenants only during the last year of the Term). Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. Landlord shall not, except in the event of an emergency, be allowed access to the area designated by Tenant as the “clean rooms” without being accompanied by an authorized representative of Tenant, and Landlord shall comply with all of Tenant’s commercially reasonable rules and regulations regarding access to the “clean rooms”. Landlord shall use all commercially reasonable efforts to minimize interference with Tenant’s operations during any such visits. Notwithstanding anything to the contrary contained in this Lease, in the event of an emergency or to conduct an Emergency Repair, Landlord may enter the Premises or any portion thereof without having to provide any prior advance notice to Tenant.
23. INSURANCE:
A. Tenant’s Insurance: Tenant shall maintain at its expense throughout the Term of this Lease the following insurance coverages:
(i) commercial general liability, insurance for bodily injury, death and property damage to protect both Landlord and Tenant against damage, costs and attorneys’ fees arising out of accidents occurring on or about the Premises with combined single limit liability coverage of not less than $5,000,000.00 for bodily injury and property damage coverage of not less than $2,000,000.00;
(ii) fire and extended casualty insurance with sufficient coverage (as reasonably determined by Landlord and Landlord’s mortgagee) for full replacement costs of all of Tenant’s improvements to the Premises (including the Tenant Improvements as defined in the Work Letter), and all of Tenant’s fixtures, equipment, personal property and inventory;
(iii) appropriate workmen’s compensation and any and all other insurance required by law; and
(iv) Landlord reserves the right to require that Tenant obtain additional types of insurance coverage or to increase the amount of coverage for any policy required to be obtained by Tenant hereunder so long as such additional insurance or increased amount is similar to that which other prudent landlords of buildings of like age, class and character in the Miami-Dade market require from their tenants.
All insurance shall be written by a company or companies qualified to do business in Florida and reasonably acceptable to Landlord and Landlord’s mortgagee. A certificate or duplicate policies showing such insurance in force shall be delivered to Landlord prior to Tenant taking possession of the Premises, and such insurance and updated certificates or renewed policies shall be maintained with Landlord throughout the Term of this Lease.
All policies of insurance required by this sub-paragraph 23(A) shall: (i) indicate Tenant, Landlord and Landlord’s mortgagee, if any, as named or additional insured; (ii) provide that no cancellation or termination shall be effective until at least thirty (30) days after written notice to the additional and named insured.

B. Landlord’s Insurance: Landlord shall maintain at its expense (subject to the reimbursement provisions of Section 4(b) above) the following insurance coverages:
(i) comprehensive general and public liability, including contractual liability, insurance for bodily injury, death and property damage to protect both Landlord and Tenant against damage, costs and attorneys’ fees arising out of accidents of any kind occurring on or about the Premises with combined single limit liability coverage of not less than $5,000,000.00 and property damage coverage of not less than $5,000,000.00;
(ii) fire and extended casualty insurance with sufficient coverage for full replacement cost of the Premises, the Building, all structures and all built in fixtures on the Premises;
(iii) complete rent loss insurance in favor of Landlord covering a period of one (1) year; and
(iv) Landlord reserves the right obtain additional types of insurance coverage or to increase the amount of coverage for any policy to be obtained hereunder so long as such additional insurance or increased amount is similar to that which other prudent landlords of buildings of like age, class and character in the Miami-Dade market require.
C. Waiver of Subrogation. All provisions of this Lease to the contrary notwithstanding, Landlord waives any and all rights of recovery against Tenant, and Tenant’s employees, agents and contractors for or arising out of damage to, or destruction of, the Project, the Premises, and Landlord’s personal property to the extent that such damage or destruction is covered by Landlord’s insurance policies then in effect or the insurance policies Landlord is required to obtain by Section 23B (whether or not the insurance Landlord is required to obtain by Section 23B is then in force and effect), whichever is broader. Landlord’s waiver shall not be limited by the amount of insurance then carried by Landlord or the deductibles applicable thereto.
Tenant waives any and all rights of recovery against Landlord, Landlord’s employees, agents and contractors for loss or damage to the Premises, the Project and Tenant’s personal property if such liability or damage is covered by Tenant’s insurance policies then in force or the insurance policies Tenant is required to obtain by Section 23A (whether or not the insurance Tenant is required to obtain by Section 23A is then in force and effect), whichever is broader. Tenant’s waiver shall not be limited by the amount of insurance then carried by Tenant or the deductibles applicable thereto.
Each party shall cause the property insurance policies it obtains in accordance with sections 23A and 23B to provide that the insurance company waives all right of recovery by subrogation against the other party in connection with any liability or damage covered by such insurance policies.

24. NOTICE: Any notice to be given Landlord as provided for in this Lease shall be in writing and shall be sent to Landlord by United States certified mail, postage prepaid, return receipt requested, addressed to Landlord at Landlord’s office at the address set forth on page 1 hereof, or hand delivered to Landlord at such office, or delivered by a nationally recognized courier for overnight delivery. Any notice to be given Tenant under the terms of this Lease (other than as permitted under the terms of Section 22), shall be in writing and shall be sent by United States certified mail, postage prepaid, return receipt requested, or hand delivered to the Tenant at the Premises, Attention: David McIntyre (except that prior to commencement of the Rent Commencement Date, notices to Tenant shall be sent to the address set forth on page 1 thereof), with a copy to Akerman Senterfitt, One Southeast Third Avenue, Suite 2500, Miami, Florida 33131, Attention: Carol S. Faber, Esq. Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent. Any notice given by certified mail shall be deemed given 3 days following the date of mailing and any notice given by overnight courier shall be deemed given when delivered.
25. CONDITION OF PREMISES ON TERMINATION OF LEASE.
A. Tenant agrees to surrender to Landlord, at the end of the Term of this Lease and/or upon any cancellation or early termination of this Lease, the Premises in as good condition as the Premises were at the beginning of the Term of this Lease, ordinary wear, tear, casualty and Landlord’s maintenance and repair obligations excepted.
B. Prior to the expiration of this Lease (or within 30 days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), process piping, process supply lines, process waste lines and process plumbing in the Premises, and all exhaust or other ductwork in the Premises, in each case which has carried or released or been exposed to any Hazardous Materials (other than ordinary and customary office supplies and cleaning fluids) from the operations of Tenant or any person claiming by or through Tenant, and shall otherwise clean the Premises so that:
(i) the Hazardous Materials from Tenant’s (or any person claiming by or through Tenant’s) operations have been removed as necessary so that the interior surfaces (including floors, walls, ceilings, and counters), process piping, process supply lines, process waste lines and process plumbing, and all such exhaust or other ductwork, may be reused by a subsequent tenant or disposed of in compliance with applicable Environmental Laws without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without incurring regulatory compliance requirements or giving notice in connection with Hazardous Materials; and
(ii) the Premises may be reoccupied for office, laboratory or research and development use, demolished or renovated without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without incurring regulatory requirements or giving notice in connection with Hazardous Materials.

Further, for purposes of clauses (i) and (ii): (a) materials previously or hereafter generated from operations shall not be deemed part of the Premises, and (b) “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-Hazardous Materials. Prior to the expiration of this Lease (or within 30 days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall confirm that Tenant has complied with the requirements of this Section 25.B. The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results.
C. If Tenant fails to perform its obligations under Section 25.B within ten (10) business days after the expiration or any earlier termination of the Term of this of the Lease, without limiting any other right or remedy, Landlord may, on five (5) business days prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall promptly reimburse Landlord upon demand for all out-of-pocket costs and expenses incurred by Landlord in connection with such work. In addition, any such reimbursement shall include a ten percent (10%) administrative fee (but in no event less than $1,000) to cover Landlord’s overhead in undertaking such work. The reimbursement and administrative fee shall be Additional Rent. Tenant’s obligations under this Section 25 of this Lease shall survive the expiration or termination of this Lease.
26. HOLDING OVER: Tenant agrees that if Tenant does not surrender the Premises to Landlord at the end of the Term of this Lease in the condition as required under the Lease, then Tenant will pay to Landlord: (i) One Hundred Twenty Five percent (125%) of the Rent paid by Tenant for the last full month of the Term for the first month or portion thereof that Tenant holds over; (ii) One Hundred Fifty percent (150%) of the Rent paid by Tenant for the last full month of the Term for the second month or portion thereof that Tenant holds over; and (iii) beginning with the third month and continuing until Tenant surrenders to Landlord possession of the Premises, Two Hundred percent (200%) of the amount of the Rent paid by Tenant for the last full month of the Term for each month or portion thereof that Tenant holds over. At all times, Tenant will indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of the Premises against Landlord on account of delay of Landlord in delivering possession of the Premises to the succeeding tenant so far as such delay is occasioned by failure of Tenant to so surrender the Premises in accordance herewith or otherwise.
No receipt of money by Landlord from Tenant after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment.
No act or thing done by Landlord or its agents during the Term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and signed by a duly authorized officer or agent of Landlord.

27. ENVIRONMENTAL INDEMNITY:
Tenant shall indemnify, defend with counsel reasonably acceptable to the Landlord, and hold Landlord, Landlord’s managing agent and any mortgagee of the Premises, fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, attorneys fees, consultants’ fees, laboratory fees and clean up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to (i) the presence of any Hazardous Materials on the Land or the Premises arising from the action or negligence of Tenant and/or the Tenant Responsible Parties, or arising out of the generation, storage, treatment, handling, transportation, disposal or release by Tenant and/or the Tenant Responsible Parties of any Hazardous Materials at or near the Land or the Premises in violation of Environmental Laws during the Term of the lease, (ii) any violation(s) by Tenant and/or the Tenant Responsible Parties of any Environmental Laws during the Term of the Lease, and (iii) any breach by Tenant and/or the Tenant Responsible Parties of the obligations set forth in Section 11(B)-(D) of this Lease. This hold harmless and indemnity shall survive the expiration or earlier termination of this Lease.
Notwithstanding the foregoing, Tenant shall not be liable to Landlord hereunder for any contamination, claim of contamination, injury, loss or damage arising in connection with Hazardous Materials to the extent the same is the result of (A) Hazardous Materials existing in the Premises or on or under or near the Land prior to the date hereof (including, without limitation, any Hazardous Materials related to the Disclosed Environmental Matter), (B) migration of Hazardous Materials from any site onto or under the Land not caused by Tenant or any Tenant Responsible Parties, (C) the use of any Hazardous Materials at the Project by Landlord, any other tenant or occupant, or any so-called “midnight dumpers,” (D) any actions or releases by Landlord, Landlord’s consultants or any other parties under Landlord’s responsibility, or (E) the use by any party other than Tenant or any Tenant Responsible Parties of Hazardous Materials at the Premises or the Land after the date upon which Tenant has completely vacated the same, including removal of all of its property (to the extent permitted herein) and Hazardous Materials in compliance with the terms of this Lease.
28. TRIAL BY JURY: It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant’s use or occupancy of the Premises. Tenant further agrees that the provisions for payment of Rent herein are independent covenants of Tenant and Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based upon non-payment of Rent or any other payment required of Tenant hereunder.
29. INVALIDITY OF PROVISION: If any term or provision, of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision, to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

30. TIME OF ESSENCE: It is understood and agreed between the parties hereto that time is of the essence of all the terms and provisions of this Lease.
31. SUCCESSORS AND ASSIGNS: All terms and provisions of this Lease to be observed and performed by Tenant shall be applicable to and binding upon Tenant’s respective heirs, personal representatives, successors and assigns, subject, however, to the restrictions as to assignment and subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land. All terms and provisions of this Lease to be observed and performed by Landlord shall be applicable to and binding upon Landlord’s respective heirs, personal representatives, successors and assigns.
32. ATTORNEYS FEES: If either party defaults in the performance of any of the terms or provisions of this Lease and by reason thereof the other party employs the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to receive from the other party reasonable attorneys fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.
33. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant except that Tenant shall be permitted to record a Memorandum of Lease in the form attached as Schedule B hereto.
34. MISCELLANEOUS: The terms Landlord and Tenant as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, personal representatives and/or assigns wherever the context so requires or admits. The “Landlord” shall be the owner of the Premises from time to time, and upon any sale of the Premises by the present owner, the new owner shall upon acceptance of a deed of conveyance become bound and liable as Landlord under all of the terms and provisions hereunder, (including any obligation to return the Security Deposit) and the former owner shall automatically be released from all obligations to the Tenant hereunder. The terms and provisions of this Lease are expressed in the total language of this Lease and the paragraph headings are solely for the convenience of the reader and are not intended to be all inclusive and shall not be deemed to limit or expand any of the provisions of this Lease. Any formally executed addendum or rider to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein. All exhibits and riders attached to this Lease are hereby incorporated in and made a part hereof. Nothing in this Lease shall be deemed to create a partnership or joint venture between Landlord and Tenant, the parties intending their relationship hereunder to be solely that of Landlord and Tenant. Fax signatures hereto shall be as valid and binding as an original; provided however, that without limiting the foregoing, upon the request of either party hereto, original signatures shall be provided. If requested by Tenant, Landlord shall use good faith commercially reasonable efforts to cooperate with Tenant (at no cost to Landlord) in Tenant’s application for economic incentives relating to this Lease from any governmental or quasi-governmental authority.

35. BROKERAGE: Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than Jones Lang LaSalle Brokerage, Inc., CBRE, The Katsikos Group and Easton & Associates (collectively the “Disclosed Brokers”), in connection with the negotiation of this Lease, and no brokers, persons, or entities other than the Disclosed Brokers are entitled to any commission or finder’s fee in connection with the negotiation of this Lease. Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party. Landlord shall pay all commissions due to the Disclosed Brokers pursuant to a separate agreement.
36. RADON GAS: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON TESTING MAY BE OBTAINED FROM YOU COUNTY PUBLIC HEALTH UNIT. [NOTE: THIS PARAGRAPH IS PROVIDED FOR INFORMATION PURPOSES PURSUANT TO SECTION 404.056(8), FLORIDA STATUTES (1988).]
37. TRIPLE NET LEASE: Landlord and Tenant acknowledge and agree that this Lease is a triple net lease. In this regard, Tenant shall be responsible and shall pay any and all costs, expenses, fees, assessments and charges of any nature or kind whatsoever relating to the Premises or Tenant’s use and occupation of the Premises throughout the Term from and after the Commencement Date except as otherwise set forth in this Lease.
38. CONDITION PRECEDENT. Tenant acknowledges and agrees that Landlord is not yet the fee simple owner of the Premises and is under contract to purchase the Premises pursuant to the terms of that certain Contract For Purchase and Sale of Real Property dated November 2, 2010, as amended (the “Purchase Contract”). As a result, it shall be a condition precedent to Landlord’s and Tenant’s obligations hereunder that Landlord actually close upon title to the Premises under the Purchase Contract (the “Closing”). In the event that Landlord does not effect a Closing under the Purchase Contract, as the same may be amended or extended, for any reason whatsoever, then this Lease shall automatically terminate, whereupon both parties shall be released from all further obligations hereunder. Landlord shall immediately notify Tenant in writing whether the Closing has occurred or has not occurred. In the event that the Closing occurs and Landlord notifies Tenant in writing of such fact, the date of such notice from Landlord to Tenant shall be defined as the “Delivery Date” under this Lease. Notwithstanding anything to the contrary contained in this Section 38, in the event that the Closing has not occurred by January 31, 2011, this Lease shall automatically terminate, whereupon both parties shall be released from all further obligations hereunder.

39. LANDLORD’S LIABILITY: Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease related to all matters following the date of such transfer; and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of all prospective obligations of Landlord hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant’s Security Deposit to Tenant or transfer Tenant’s Security Deposit to Landlord’s transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its Security Deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Building, Tenant agrees to look solely to Landlord’s equity interest in the Building (including rents, proceeds from the sale of any interest therein, insurance proceeds and condemnation proceeds) for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord’s failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord’s obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.
40. ESTOPPEL CERTIFICATE.
A. Tenant shall from time to time upon not less than ten (10) business days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant’s knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations (e) that Tenant has taken possession of the Premises and (f) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building or the Project.
B. The failure of Tenant to deliver such statement within such time shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations and (e) Tenant has taken possession of the Premises.
C. Landlord shall from time to time upon not less than ten (10) business days prior written notice from Tenant execute, acknowledge and deliver to Tenant an estoppel statement in the form attached as Exhibit C hereto. Any such statement may be conclusively relied upon by any prospective purchaser or lender of Tenant.

D. The failure of Landlord to deliver such statement within such time shall be conclusive upon Landlord that (a) this Lease is in full force and effect, without modification except as may be represented by Tenant, (b) there are no uncured defaults in Tenant’s performance, (c) all tenant improvements to be constructed by Tenant have been completed in accordance with Tenant’s obligations and (e) Tenant has taken possession of the Premises.
41. TENANT IMPROVEMENTS. Except as expressly set forth in the Work Letter attached as Exhibit B hereto and made a part hereof, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Project, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant except as otherwise expressly set forth in this Lease.
42. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and the Lease may be modified only by an agreement in writing signed and sealed by Landlord and Tenant. No surrender of the Premises shall be valid unless accepted by Landlord in writing (other than surrender of the Premises on the Expiration Date). Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or prior or contemporaneous oral promises, agreements or warranties except such as are expressed herein.
43. ACCESS. Tenant shall be allowed access to and use of the Premises 24 hours per day, 7 days per week.
44. TENANT’S REMEDIES FOR LANDLORD DEFAULT. Other than with respect to Landlord’s obligations to comply with those certain specified time frames under Section 2 of this Lease and under the Work Letter attached hereto as Exhibit B, Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Premises or the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.
Notwithstanding the foregoing, if Landlord’s obligation relates to a repair or maintenance obligation under this Lease, and the nature of the repair or maintenance is such that failure to make such repair or maintenance immediately would be life threatening or where there is imminent danger to Tenant’s property or there is a possibility that a failure to take immediate action could cause a material disruption in Tenant’s normal and customary business activities (“Emergency Repair”) then Tenant shall notify Landlord by telephone of the need to make such Emergency Repair and if Tenant is unable to contact Landlord or Landlord is not able to take immediate action, then Tenant shall have the right to make such repairs or maintenance. If the repair or maintenance made by Tenant is of the type that Landlord is not permitted to pass through the cost of the same to the Tenant in accordance with the terms of Section 12A. of this Lease, Landlord shall, within fifteen (15) days following receipt of Tenant’s request for reimbursement (accompanied by bills or receipts evidencing such costs), reimburse Tenant for its cost to make such repair or maintenance, and Tenant shall have the right to deduct such amounts from its rental obligations hereunder if Landlord fails to so reimburse Tenant within said time period.

Furthermore, if Landlord fails to make repairs or maintenance that Landlord is obligated to make in accordance with the terms of this Lease after the expiration of the applicable notice and cure period and subject to Force Majeure (but any delay due to a Force Majeure Event shall be taken into account for only up to forty five (45) days), and Tenant, using a commercially reasonable standard for conduct, determines that the failure to make such repairs or maintenance substantially interferes with its ability to conduct business from the Premises, then Tenant shall receive an equitable abatement of Rent on a per diem basis based upon the portion or all of the Premises that is unusable by Tenant for the number of days in the period commencing with the day that Landlord’s notice and cure periods have expired until such time as the repairs or maintenance are made and Tenant can conduct its business in the entire Premises. Tenant shall have the right to make such repairs or maintenance if Landlord is not taking action or proceeding with due diligence to complete same. If the repair or maintenance made by Tenant is of the type that Landlord is not permitted to pass through the cost of the same to Tenant in accordance with the terms of Section 12A. of this Lease, Landlord shall, within fifteen (15) days following receipt of Tenant’s request for reimbursement (accompanied by bills or receipts evidencing such costs), reimburse Tenant for its cost to make such repair or maintenance. In the event that Tenant obtains a final non-appealable judgment against Landlord because Landlord has failed to reimburse Tenant for its costs to make repairs or maintenance in accordance with this Section 44, Tenant shall be permitted to deduct the amount of said judgment from the Rent coming due under this Lease.
In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or an injunction or as otherwise provided in this Section. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord’s performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease (other than a claim arising out of Landlord’s introduction of any Hazardous Materials on or about the Premises or out of the Disclosed Environmental Matter) shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within one (1) year after the date that Tenant becomes aware (or reasonably should have become aware) of the inaction, omission, event or action that gave rise to such claim, demand, right or defense. Any claim, demand, right or defense by Landlord that arises out of this Lease or the negotiations which preceded this Lease, other than a claim related to a Tenant’s Release, shall be barred unless Landlord commences an action thereon, or interposes a defense by reason thereof, within one (1) year after the date that Landlord becomes aware (or reasonably should have become aware) of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.
45. PARKING. Parking areas shall be provided at no additional cost to Tenant. During the Term of the Lease, Tenant shall be entitled to 252 non-reserved parking spaces (the “Parking Spaces”) in the parking area identified on Exhibit A-2 (the “Parking Area”)

46. COMMON AREAS. At all times during the Term, and subject to Landlord’s right to pass through such costs and expenses as an Operating Expense in accordance with Section 4.B. of this Lease, Landlord will maintain the Project, including the Common Areas and all mechanical and lighting equipment and drainage facilities thereon, in first class order, condition and repair and in compliance with all Applicable Laws and will keep the Common Areas clean and free from rubbish, and cause the Common Areas to be well lit during at least such hours as Tenant is operating its business. Landlord will maintain and repaint any directional signs, markers and parking space lines as often as necessary. Landlord shall use reasonable efforts minimize disruption to Tenant’s operations in the Premises during the performance of maintenance to the Common Areas. Landlord will not cause or permit any material change in size, location or configuration of the curb cuts (points of access), driveways or service drives shown on Exhibit A-1 nor construct any obstructions which will have an adverse affect on access to the Premises or the Common Areas unless required to do so by Applicable Laws.
47. LANDLORD’S REPRESENTATIONS AND WARRANTIES.
(a) Landlord is the sole fee simple owner of the Land, the Building and the Project and none of the matters of record prohibits the operation of Tenant’s Permitted Use of the Premises.
(b) Notwithstanding anything to the contrary set forth in this Lease, in undertaking its maintenance and repair and service obligations and rights of entry and alteration and other rights hereunder by Landlord and/or others, Landlord shall make reasonable efforts not to unreasonably interfere with the conduct of Tenant’s business, access to the Premises or any parking rights of Tenant hereunder, and in the undertaking and exercise of such obligations and rights, Tenant’s parking and access to and use of the Premises shall not be materially decreased or diminished or unreasonably interfered with.
(c) Landlord represents, warrants and covenants that it is now in a solvent condition and that no bankruptcy or insolvency proceedings are pending or contemplated by or against Landlord. Each of the persons executing this Lease on behalf of Landlord represents and warrants that Landlord is duly organized and existing, is qualified to do business in the state in which the Premises is located, has full right and authority to enter into this Lease, that the persons signing on behalf of Landlord are authorized to do so and that the terms, conditions and covenants in this Lease are enforceable against Landlord.
(d) As of the date of this Lease, Landlord is not a party to any agreement or litigation which could adversely affect the ability of Landlord to perform its obligations under this Lease or which would constitute a default on the part of Landlord under this Lease.
48. TENANT’S REPRESENTATIONS AND WARRANTIES
Tenant represents, warrants and covenants that it is now in a solvent condition and that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant. Each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and existing, is qualified to do business in the state in which the Premises is located, has full right and authority to enter into this Lease, that the persons signing on behalf of Tenant are authorized to do so and that the terms, conditions and covenants in this Lease are enforceable against Tenant.

49. LEASE OF PERSONAL PROPERTY. During the Term of this Lease, Tenant shall be entitled to use the fixtures, trade fixtures, equipment, machinery, furnishings, appliances, and items of personal property owned by Landlord and located in the Premises as the same will be identified in a list to created by Landlord and Tenant (the “FF&E”) at no additional cost or expense. Landlord makes no representation or warranty about the quality and/or condition of the FF&E and Tenant shall be solely responsible for maintaining, repairing and replacing the FF&E during the Term of this Lease. Tenant agrees to surrender to Landlord, at the end of the Term of this Lease and/or upon any cancellation or early termination of this Lease, the FF&E in as good condition as the FF&E was in at the beginning of the Term of this Lease, ordinary wear, tear and casualty excepted and otherwise in accordance with the terms of Section 25 of this Lease. The parties acknowledge and agree that the Tenant’s Property is excepted from the provisions of this Section, and that Tenant shall have the right to remove the Tenant’s Property from the Premises at the end of the Term and/or upon the cancellation or early termination of this Lease.
50. NON-RECOURSE. Notwithstanding anything to the contrary in this Lease, in the event of any controversy or claim arising out of or relating to this Lease, the breach hereof, or the transactions contemplated hereby, Landlord acknowledges and agrees that it shall look solely to the assets of Tenant and shall have no recourse against any other party, including, without limitation, any partner, officer, principal, director, employee, agent or affiliate of Tenant or its affiliates or any shareholder, partner, officer, principal, director, employee, agent or affiliate of any of the foregoing.
51. SIGNAGE. Tenant shall have the right to install signs on all sides of the exterior walls of the Premises and on all exterior doors, including dock doors, to the Premises and on any monument sign that may be constructed by Landlord at the Premises or the Project, in compliance with Applicable Laws and with Landlord’s prior written approval with respect to location, design, installation method and aesthetics (which approval may be withheld by Landlord in its reasonable discretion). Prior to Tenant’s commencing installation of any signs, Tenant shall deliver to Landlord proof reasonably satisfactory to the Landlord from the applicable zoning authority that the signage complies with all Applicable Laws. Tenant also acknowledges that Landlord may permit other tenants of the Project to install signs and logos elsewhere within the Project. Tenant’s right to install signage is personal to Tenant and may not be assigned by Tenant. Upon the expiration or earlier termination of this Lease, Tenant shall, with the supervision of Landlord’s approved contractor, promptly remove any signage installed by Tenant and repair all damage to the Building caused thereby.

52. OPTIONS TO RENEW.
A. Provided no default exists and Tenant or a Permitted Transferee (as hereinafter defined) is occupying the entire Premises at the time of such election, Tenant or a Permitted Transferee may renew this Lease for an additional period of five (5) years (the “First Extension Term”) on the same terms provided in this Lease (except as set forth below), by delivering written notice (the “Renewal Notice”) of the exercise thereof to Landlord at least twelve (12) months prior to the Expiration Date of this Lease. Upon Tenant’s or a Permitted Transferee’s timely notice of the exercise of the option to renew for the First Extension Term, the Lease shall be extended on the same terms provided in this Lease, except as follows:
(a)
The Base Rent payable during such First Extension Term shall be the Fair Market Rental Rate (as hereinafter defined), for buildings comparable to the Project in Miami-Dade County, Florida, at the commencement of such First Extension Term, for space of equivalent quality, size, utility and location, with the length of the First Extension Term, concessions, allowances, brokers’ fees and the credit standing of Tenant or the Permitted Transferee to be taken into account; and

(b)
Landlord shall lease to Tenant or the Permitted Transferee the Premises in their then current condition, and Landlord shall not provide to Tenant or the Permitted Transferee any allowances (e.g., moving allowance, construction allowance, tenant improvements allowance and the like) or other tenant inducements.

For purposes of this Section 52, the Fair Market Rental Rate (the “FMRR”) shall mean the rent, as of the date in question, which a landlord, willing but not obligated to lease, would accept for the Premises, and which a tenant, willing but not obligated to rent, would pay therefor in an arms-length transaction. Landlord shall deliver written notice (the “Landlord Notice”) to Tenant or the Permitted Transferee, within thirty (30) days after Landlord’s receipt of a timely Renewal Notice, which sets forth the FMRR as determined by Landlord to be payable during the applicable Extension Term after consideration of the factors set forth above. Tenant or the Permitted Transferee shall have the right, within thirty (30) days following the date of the Landlord Notice, to deliver written notice that it accepts Landlord’s determination of the FMRR, or that it disagrees with Landlord’s determination of the FMRR. Thereafter, if the parties are unable to agree as to the FMRR by the date that is sixty (60) days following the Renewal Notice, either party may give written notice that it is designating an appraiser (the “First Appraiser”) to determine the FMRR. Within fifteen (15) days after the service of such notice, the other party shall give written notice to the party giving the first notice, which notice shall designate the second appraiser (the “Second Appraiser”). If the Second Appraiser is not so designated by the time above specified, then the party designating the First Appraiser may request appointment of the Second Appraiser by the president of the Miami Chapter of the American Institute of Real Estate Appraisers (the “Appraisal President”). The First and Second Appraisers so designated or appointed shall meet within ten (10) days after the Second Appraiser is appointed; and if within thirty (30) days after the Second Appraiser is appointed, the First and Second Appraisers do not agree upon the FMRR, they shall then (i) each report to Landlord and Tenant or the Permitted Transferee their respective determinations of the FMRR, and (ii) appoint a Third Appraiser (the “Third Appraiser”). If the First Appraiser and Second Appraiser are unable to agree upon the Third Appraiser within ten (10) days, the parties shall request that such appointment be made by the Appraisal President. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as herein before provided for the appointment of such appraiser so failing, refusing or being unable to act. Within thirty (30) days after his appointment, the Third Appraiser shall select either the determination of the First Appraiser or the determination of the Second Appraiser as the FMRR, and such determination shall be final and binding upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by such party, and the fees and expenses of the Third Appraiser, and all other expenses, if any, shall be borne by the party whose determination of FMRR was not selected by the Third Appraiser. Any appraiser designated to serve as above provided shall be disinterested, shall be a member of the American Institute of Real Estate Appraisers, and shall be familiar with commercial property values in Miami-Dade County.

For purposes of this Section 52, the term “Permitted Transferee” shall mean any Affiliate to whom the Lease has been assigned pursuant to the terms of Section 15 of the Lease.
Tenant’s or the Permitted Transferee’s right to extend the term of this Lease for the First Extension Term shall terminate if (i) this Lease or Tenant’s or the Permitted Transferee’s right to possession of the Premises is terminated, (ii) Tenant or the Permitted Transferee, at any time during the Lease Term, assigns any of its interest in this Lease or sublets any portion of the Premises (other than to an Affiliate by Tenant in accordance with the terms of Section 15 of the Lease), or (iii) Tenant or the Permitted Transferee fails to timely exercise its option under this Section 52A. for the First Extension Term, time being of the essence with respect to Tenant’s or the Permitted Transferee’s exercise thereof.
B. Provided no default exists and Tenant or a Permitted Transferee is occupying the entire Premises at the time of such election, Tenant or a Permitted Transferee may renew this Lease for a second additional period of five (5) years (the “Second Extension Term”) on the same terms provided in this Lease (except as set forth below), by delivering written notice (the “Second Renewal Notice”) of the exercise thereof to Landlord at least twelve (12) months prior to the expiration of the First Extension Term. Upon Tenant’s or a Permitted Transferee’s timely notice of the exercise of the option to renew for the Second Extension Term, the Lease shall be extended on the same terms provided in this Lease, except as follows:
(a)
The Base Rent payable during such Second Extension Term shall be the FMRR for buildings comparable to the Project in Miami-Dade County, Florida, at the commencement of such Second Extension Term, for space of equivalent quality, size, utility and location, with the length of the Second Extension Term, concessions, allowances, brokers’ fees and the credit standing of Tenant or the Permitted Transferee to be taken into account; and

(b)
Landlord shall lease to Tenant or the Permitted Transferee, the Premises in their then current condition, and Landlord shall not provide to Tenant or the Permitted Transferee any allowances (e.g., moving allowance, construction allowance, tenant improvements allowance and the like) or other tenant inducements.

Tenant’s or a Permitted Transferee’s right to extend the term of this Lease for the Second Extension Term shall terminate if (i) this Lease or Tenant’s or the Permitted Transferee’s right to possession of the Premises is terminated, (ii) Tenant or the Permitted Transferee, at any time during the First Extension Term, assigns any of its interest in this Lease or sublets any portion of the Premises (other than to an Affiliate by Tenant in accordance with the terms of Section 15 of the Lease), or (iii) Tenant or the Permitted Transferee fails to timely exercise its option under this Section 52.B for the Second Extension Term, time being of the essence with respect to Tenant’s or the Permitted Transferee’s exercise thereof.

53. ROOF-TOP USAGE RIGHTS. At Tenant’s sole cost and expense, Tenant shall have the right (“Rooftop Rights”) to install, maintain and repair no more than two (2) antennas, satellite dishes or similar communications equipment (but not cell phone towers) (the “Antenna”) on the roof of one of the Buildings and such cabling, conduit and other ancillary equipment as are reasonably necessary to operate the Antenna (the “Ancillary Equipment”), all as such Antenna and Ancillary Equipment shall be approved in writing by Landlord, in Landlord’s sole and absolute discretion, provided that such Antenna and Ancillary Equipment shall be for the sole use of the Tenant in the conduct of its business and further that such Antenna and Ancillary Equipment shall be reasonably consistent with the needs of Tenant’s business operations at the Premises. The Antenna and the Ancillary Equipment are hereinafter sometimes collectively referred to as the “Equipment” and are under and subject to the following conditions:
(a) Tenant shall comply with all applicable laws and requirements and shall obtain, and deliver to Landlord written evidence of, any approval(s) required under any recorded covenants or restrictions applicable to the Building.
(b) Tenant shall obtain Landlord’s prior approval of the location of the Equipment on the roof of the Building and of the specifications for the Equipment. Tenant acknowledges that Landlord’s approval of the location of the Equipment will take aesthetics into account. Tenant agrees to pay all costs to erect a parapet wall or other visual screen that Landlord, in its sole discretion, may require, so that the Equipment is not visible from the ground. Tenant agrees to follow Landlord’s roofing contractor’s recommendations and requirements in connection with the installation of the Equipment on the roof of the Building. Tenant shall pay all reasonable costs incurred by Landlord in connection with the Equipment including without limitation all commercially reasonable architectural, engineering, contractors’, consultants and legal fees.
(c) Tenant shall: (i) deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord’s agent as additional insureds, at least ten (10) days prior to the commencement of the installation of the Equipment; (ii) confirm to Landlord that such installation of the Equipment shall not impair the structural strength of the Building or any other improvements or reduce the value of the Project or affect any utility lines, communication lines, equipment or facilities in the Building serving any tenant other than Tenant; (iii) comply with Section 12 of the Lease; (iv) confirm to Landlord that the occupants of the Building and of any adjoining property shall not be disturbed by the installation and operation of the Equipment; and (v) remove or relocate the Equipment from the roof of the Building at Tenant’s sole cost and expense so that Landlord may effectuate any repairs, maintenance or replacement of the roof that Landlord’s property manager deems necessary in its sole discretion.
(d) Landlord and Tenant shall each use good faith efforts to schedule a time and date for the installation of the Equipment that is mutually satisfactory and convenient. At least three (3) business days prior to installation, Tenant shall notify Landlord of the date and time of the installation. Landlord or Landlord’s agent shall have the right to be present during the installation.

(e) Tenant shall maintain the Equipment in a safe, good and orderly condition. The installation, maintenance, repair and removal of the Equipment shall be performed at Tenant’s sole expense in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, the roof or any other portion of the Building.
(f) No later than the expiration or sooner termination of the Term, at Tenant’s sole expense, Tenant shall remove the Equipment and repair any resulting damage.
(g) Tenant’s indemnification of Landlord pursuant to Section 16C of this Lease also applies to the Equipment and Tenant’s use of any portion of the Building therefor. Without limiting the foregoing, Tenant shall solely be responsible for any damages or injury caused by or in any way relating to the Equipment, including, but not limited to, damage or injury caused by reason of the Equipment collapsing or being blown from the roof or any other portion of the Building.
(h) Tenant acknowledges that at the time this Lease is executed, Landlord may have leased space on the roof of the Building and may hereafter lease additional space on the roof of the Building to other tenants for uses including, without limitation, the installation, maintenance and operation of equipment and facilities, and that such tenants may from time to time replace, add to and/or upgrade such equipment and facilities. The Equipment shall be installed, utilized and maintained in a manner so as not to cause interference with any other tenants of the Building or the Project, including, without limitation, other tenants on the roof of the Building existing on or prior to the Commencement Date (“Pre-Existing Tenants”), or their equipment or facilities, including, without limitation, any equipment or facilities of such Pre-Existing Tenants, nor cause damage to the equipment or facilities of such other Pre-Existing Tenants. In the event the Equipment does interfere with any other Pre-Existing Tenants or user of the Building or the Project, or their equipment or facilities, including, without limitation, any equipment or facilities of such tenant or user of the Building or the Project, as same may be replaced, added to or upgraded (to the extent permitted by applicable law), Tenant shall have three (3) business days after receipt of written notice of such interference in which to take all steps necessary to correct and eliminate such interference at its sole cost and expense, except in the event of an emergency in which event Tenant shall have only twenty-four (24) hours following receipt of notice, including, without limitation, telephonic notice of such interference, to eliminate such interference. Should such interference not be eliminated, in Landlord’s sole discretion, within such three (3) business day (or twenty-four (24) hour, as applicable) period (the “Interference Grace Period”), then Tenant shall cease operations of the Equipment, except for intermittent testing periods. If Tenant cannot eliminate such interference within thirty (30) days following the Interference Grace Period, Landlord shall have the right to terminate the Rooftop Rights, without an abatement or reduction in Rent effective on the date Landlord gives Tenant written notice of its election to terminate the Rooftop Rights. Nothing contained herein shall be construed as limiting Landlord from pursuing any cause of action against Tenant on account of such breach.

(i) Tenant acknowledges that Landlord has not and does not hereby make any representations or warranties whatsoever to Tenant regarding the potential interference with the Equipment emanating from the equipment or facilities of Landlord or any other tenants or owners of the Building or other buildings, whether owned by Landlord or not, in the vicinity of the Building and that Landlord shall have no responsibility whatsoever to Tenant with respect to any present or future, actual or potential interference from any such other equipment or facilities located on the Building or any other such building in the vicinity of the Building.
(j) Tenant’s Equipment shall provide microwave/radio/cellular telecommunication service (“Telecommunication Service”) for Tenant’s use only. Without limiting the foregoing, Tenant shall have no right to use the Equipment as a conduit for providing Telecommunication Service to others, including, without limitation, tenants or users of the Building, the Project, or anywhere else, except with the prior written consent of the Landlord, which consent shall be in the sole discretion of the Landlord.
(k) Landlord shall have the right at any time to require Tenant to move all or any part of the Equipment to any other space in the roof of the Building (but Tenant shall not be responsible for any costs to erect a parapet wall or other visual screen that Landlord may require for the new location). If Landlord elects to have Tenant relocate all or any part of the Equipment, Landlord shall give Tenant written notice at least ten (10) days prior to the move date.
54. FORCE MAJEURE EVENT AND TENANT’S OBLIGATIONS. This Lease and the obligations of Landlord hereunder shall not be affected or impaired because
Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Tenant’s performance shall be extended for the period of any such delay provided, however, that a Force Majeure Event shall be inapplicable to any payments of money due from Tenant or Landlord under this Lease.
55. CHANGES TO PROJECT . Landlord shall have the right, in Landlord’s sole discretion, from time to time, to make changes to the size, shape, location, legal description, number and extent of the improvements comprising the Project, to sell portions of the Project or to expand the Project by adding additional real property or buildings to the Project (hereinafter collectively referred to as “Changes”). Such Changes may include, but are not limited to, the Common Areas, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. In the event Landlord makes any such Changes, including without limitation, adding to the Project any additional building containing rentable area, Landlord may elect to include certain expenses and/or real property taxes with respect to any such additional building as Operating Expenses and/or Real Property Taxes (as the case may be), in which case Tenant’s Pro Rata Share of Operating Expenses with respect to such expenses and/or real property taxes shall be modified to reflect the rentable area of such additional building. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building or within the Project which work may create noise, dust or leave debris within the Project. Tenant hereby agrees that such Changes and Landlord’s actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Provided that the Changes do not prohibit access to or the Permitted Use of the Premises or reduce the amount of the Parking Spaces or relocate the Parking Area, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord’s actions in connection with such Changes.

56. RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE. Landlord and Tenant hereby acknowledge and agree that, subject to the rights of other current and future tenants or occupants in the Project, Tenant shall have a right to lease Right of First Offer Space (the “ROFO”) as set forth more specifically below:
a. As used in this Lease, “ROFO Space” shall mean space in any of the buildings identified as 7D, 7F, 7G, 7H, 7L, 7M, 7N and 7W on the site plan attached hereto as Exhibit A-1, as, when and if the same becomes available for lease by the Landlord.
b. Landlord agrees that prior to entering into a new lease with any prospective tenant or other occupant it shall provide Tenant with written notice (the “Offer Notice”) offering the ROFO Space to Tenant, which Offer Notice shall include all of the terms and conditions under which Landlord is willing to lease the ROFO Space to Tenant (including without limitation the location and approximate square footage of the ROFO Space, the Base Rent payable for such ROFO Space and any additional parking that will be made available with such ROFO Space). Tenant shall evidence its receipt of the Offer Notice by confirming receipt thereof in writing to Landlord promptly after Tenant’s receipt of the Offer Notice. The terms to be included in the Offer Notice shall be determined by Landlord in its commercially reasonable discretion. Tenant shall have ten (10) business days from receipt of the Offer Notice to elect, in writing, to lease the ROFO Space, failing which Tenant shall have no further right to lease such ROFO Space and Landlord may enter into a lease with a third party for such space or portion thereof on such terms as shall be determined by Landlord.
c. Notwithstanding anything to the contrary contained herein, if after using good faith commercially reasonable efforts, Landlord and Tenant have not entered into an amendment to add the ROFO Space to the Lease within thirty (30) days of the date that Tenant has elected, pursuant to subsection (b) above, to lease the ROFO Space, then (i) the Tenant’s right of first offer shall be null and void and Tenant shall have no further right to lease the ROFO Space, (ii) Tenant shall execute and deliver to Landlord such document as is reasonably acceptable to Landlord indicating that the right of first offer is null and void and that Tenant has no further right to lease the ROFO Space.
d. Tenant shall not be entitled to exercise the ROFO at any time when Tenant is in default under the Lease and such default has continued beyond any applicable notice and grace period.
e. Tenant’s ROFO for the ROFO Space in question shall automatically expire at the time that Landlord sells or ceases to own the applicable ROFO space.

f. Landlord further agrees that if Landlord has made an Offer Notice to Tenant, and Landlord subsequently determines that it would be willing to offer to the market a Base Rent in an amount that is lower than the Base Rent for the ROFO Space that was the subject of such Offer Notice by 15% or more, Landlord will re offer the ROFO Space to Tenant in accordance with the terms of section 56b. above.
57. RIGHT OF FIRST OFFER TO PURCHASE THE PREMISES. Landlord and Tenant hereby acknowledge and agree that provided that: (i) no Event of Default by Tenant exists under this Lease, (ii) Tenant has not assigned this Lease or sublet all or part of the Premises (except as permitted under the terms of the Lease), or (iii) Tenant is not holding over in the Premises, Tenant shall have a one time right to purchase the Premises from the Landlord as set forth more specifically below:
a. Landlord agrees that prior to offering the Premises for sale to any prospective purchaser, Landlord shall provide Tenant with written notice (the “Sale Offer Notice”) offering the Premises to Purchaser, which Sale Offer Notice shall include all of the terms and conditions under which Landlord is willing to sell the Premises to Tenant. Tenant shall evidence its receipt of the Sale Offer Notice by confirming receipt thereof in writing to Landlord promptly after Tenant’s receipt of the Sale Offer Notice. The terms to be included in the Sale Offer Notice shall be determined by Landlord in its commercially reasonable discretion and shall include a release or a partial release of the Premises from any mortgage encumbering the Premises. Tenant shall have ten (10) business days from receipt of the Sale Offer Notice to elect, in writing, to purchase the Premises in accordance with the terms of the Sale Offer Notice, failing which Tenant shall have no further right to purchase the Premises and Landlord may sell the Premises or any portion thereof to a third party on such terms as shall be determined by Landlord.
b. Notwithstanding anything to the contrary contained herein, if after using good faith commercially reasonable efforts, Landlord and Tenant have not entered into a purchase and sale agreement for the Premises within thirty (30) days of the date that Tenant has elected, pursuant to subsection (a) above, to purchase the Premises in accordance with the terms of the Sale Offer Notice, then (i) the Tenant’s right of first offer to purchase the Premises shall be null and void and Tenant shall have no further right to purchase the Premises, (ii) Tenant shall execute and deliver to Landlord such document as is reasonably acceptable to Landlord indicating that the right of first offer is null and void and that Tenant has no further right to purchase the Premises.
c. Tenant’s right of first offer to purchase the Premises as set forth in this Section 56 (the “Offer Right”) is personal to Tenant and may not be assigned by Tenant in connection with an assignment of this Lease or otherwise. The Offer Right may not be exercised by anyone other than Tenant. Any attempted assignment of the Offer Right shall be of no effect and the Offer Right shall become forever null and void as of the date of the purported assignment.
Tenant expressly acknowledges and agrees that the Offer Right shall not apply in the event of any of the following:
(i)	The sale of the Premises to an affiliate of Landlord or to a government entity;

(ii)	The sale of the Premises in connection with a sale of all or substantially all of Landlord’s assets or shares (or interests);
(iii)	The entering into of any management agreement or any similar agreement which transfers control of the Project by Landlord;
(iv)
The entering into by Landlord of any ground lease, mortgage, or trust deed upon all or any portion of the Project, any advances made thereunder and all renewals, modifications, consolidations, replacements, extensions, and re-financings thereof;

(v)	The entering into a contract by Landlord for the sale of more than one property wherein the Project is one of such properties; or
(vi)	Any transfer of the Project for no material consideration for estate planning or other similar purposes.
The Offer Right shall be subject and subordinate to any mortgage now, or hereafter placed, upon the Project or any portion of the Project, and to any renewals, modifications, consolidations, replacements, extensions, and re-financings thereof. Tenant agrees to use good faith and commercially reasonable efforts to execute and acknowledge any such SNDA as Landlord reasonably requests (provided same is in form and substance reasonably acceptable to Tenant) within ten (10) business days after Landlord’s delivery of the same to Tenant. Tenant’s failure to execute the SNDA within ten (10) business days after written demand shall constitute an Event of Default by Tenant hereunder.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Lease in several counterparts each of which shall be deemed an original, but all constituting a single agreement, at Miami-Dade County, Florida, as of the day and year first above written.

Witnesses:	LANDLORD:

MCP EWE, LLC, a Delaware limited liability company

[Signature not legible]	/s/ Ed Easton

[Signature not legible] (As to Landlord)

TENANT:

HEARTWARE, INC., a Delaware corporation

	By:	/s/ Douglas E. Godshall

Name: Douglas E. Godshall
[Signature not legible]		Title: President/CEO

[Signature not legible] (As to Tenant)

EXHIBIT A
LAND
(see attached pages)

EXHIBIT A-1
SITE PLAN OF THE PROJECT
(see attached page)

EXHIBIT A-2
PARKING AREA

EXHIBIT B
WORK LETTER
(a) Tender of Possession. Landlord shall deliver the Premises to Tenant in their existing “as is” condition pursuant to the terms set forth in Section 2 of the Lease.
(b) Tenant Improvements. Tenant shall have the right to make certain tenant improvements to the Premises (as generally described on Exhibit B-1 hereto), including the right to construct a fence (the “Fence”) around the perimeter of the Premises (the “Tenant Improvements”). Tenant shall cause Tenant’s architect, Operations Concepts, Inc. (the “Tenant’s Architect”), to prepare a space plan (which shall include the design and location of the Fence) with respect to the Premises (the “Space Plan”). Tenant shall submit the Space Plan to Landlord for its written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall either approve or deny the Space Plan within ten (10) business days of Tenant’s submittal. The failure of Landlord to respond within such ten (10) business day period shall be deemed non-approval, however, the failure of Landlord to respond within ten (10) business days after a second request by Tenant after the expiration of the first ten (10) business day period shall be deemed approval. Within ten (10) business days of receipt of any proposed changes from the Landlord, Tenant will prepare revisions as appropriate and submit the revised Space Plan to Landlord, which will be deemed approved and final ten (10) days after delivery to Landlord unless Landlord provides Tenant additional written objections thereto within such 10-day period. The parties shall continue this process in good faith until the Space Plan is finally approved. Upon approval of the Space Plan, Tenant shall cause Operations Concepts Inc. (the “Tenant’s Engineer”) to prepare detailed plans and specifications for the Tenant Improvements in accordance with the approved Space Plan which shall be in sufficient detail to enable Tenant to obtain a building permit for the construction of the Tenant Improvements (the “Plans”). Tenant shall submit the Plans to the Landlord for its review and written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall either approve or deny the Plans within ten (10) business days of Tenant’s submittal, provided however, that in the event that Landlord is required, in Landlord’s commercially reasonable discretion, to retain professionals to review the Plans, Landlord shall have an additional ten (10) business day period to retain such professionals for the review of the Plans, so long as Landlord is diligently proceeding with such review and provided that Landlord has notified Tenant, within ten (10) business days after Tenant’s submittal, of the reason that Landlord requires the professional review. The failure of Landlord to respond within such ten (10) business day period (as the same may be extended for an additional ten (10) business days in accordance with the preceding sentence) shall be deemed non-approval. Within ten (10) business days of Tenant’s receipt of any proposed changes by Landlord, which shall be reasonable in nature and stated in sufficient detail so as to allow the necessary modifications by Tenant, Tenant will prepare revisions as appropriate and submit the revised Plans to Landlord, and Landlord shall either approve or deny the Plans within five (5) business days of Tenant’s submittal. Any proposed changes by Landlord shall be reasonable in nature and stated in sufficient detail so as to allow the necessary modifications by Tenant. Upon Tenant’s receipt of the Plans as modified by Landlord, Tenant shall have ten (10) business days within which to return the Plans to Landlord, as modified and the parties shall continue this process in good faith until the Plans are finally approved.

Landlord and Tenant acknowledge and agree that each will use good faith commercially reasonable efforts to cooperate with one another to expedite the process of approving the Space Plan and the Plans in accordance with the preceding section. Notwithstanding the same, Tenant acknowledges that Landlord will not be deemed to be acting unreasonably hereunder in the event that Landlord disapproves of any Space Plan or Plans submittal because the Space Plan or Plans as submitted contain improvements that do not comply with Applicable Laws or covenants affecting the Project, or if Landlord believes, in Landlord’s commercially reasonable opinion, that the requested improvements will have a material adverse affect on the Premises, the Building or the Project. Tenant further acknowledges and agrees that with respect to any improvements that will be made to the exterior of the Premises (including the Fence), Landlord will be entitled to consider the location, design, installation method and aesthetics of any such exterior improvements when considering its approval of such improvements. If applicable, Landlord shall reasonably cooperate with Tenant (at no cost to Landlord) to obtain approval for the construction of the Fence from any architectural control committee applicable to the Project.
Once Landlord approves the Plans, Landlord shall not be permitted to require changes to the Plans as approved, unless such changes are required by Applicable Law or by a governmental authority. Upon approval of the Plans, the Tenant shall construct the Tenant Improvements, at Tenant’s sole expense (subject to the application of the Tenant Improvement Allowance described below), subject to the following conditions:
(i) Tenant shall engage a general contractor which has been expressly approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, for the construction of the Tenant Improvements and the Fence. At least ten (10) days prior to the commencement of construction of the Tenant Improvements or the Fence, Tenant shall deliver to Landlord a certificate of insurance for each of Tenant’s contractors evidencing adequate insurance coverage naming Landlord and Landlord’s agents as additional insureds.
(ii) In addition to the rights of Landlord and its agents to inspect the Premises as set forth in Section 22 of the Lease, Landlord and its agent shall have the right to conduct walk through inspections of the Premises during and following completion of the Tenant Improvements.

(iii) Tenant shall cause the Tenant Improvements and the Fence to be constructed in a good and workmanlike manner in accordance with the approved Plans and in full compliance with all applicable laws and regulations of all governmental authorities having jurisdiction. Tenant shall submit to Landlord for its review and written approval, all proposed change orders with respect to the Plans which (a) affect the structure of the Building or any other improvements; (b) affect any Building systems, including, without limitation, any utility lines, communications lines, equipment or facility in the Building serving any tenant other than Tenant; (c) exceed $25,000.00 individually; and/or (d) exceed $50,000.00 in the aggregate, and Tenant will not implement any such proposed change orders unless and until approved by Landlord in writing. Landlord shall either approve or deny any such changes (which approval or denial shall not be unreasonably withheld, conditioned or delayed) within ten (10) business days of Tenant’s request, provided however, that in the event that Landlord is required, in Landlord’s commercially reasonable discretion, to retain professionals to review the proposed change orders, Landlord shall have an additional ten (10) business day period to retain such professionals for the review of the change orders, so long as Landlord is diligently proceeding with such review and provided that Landlord has notified Tenant, within ten (10) business days after Tenant’s submittal, of the reason that Landlord requires the professional review. The failure of Landlord to respond within such ten (10) business day period (as the same may be extended for an additional ten (10) business days in accordance with the preceding sentence) shall be deemed non-approval, however, the failure of Landlord to respond within ten (10) business days after a second request by Tenant after the expiration of the first ten (10) business day period (as the same may be extended for an additional ten (10) business days in accordance with the preceding sentence) shall be deemed approval. Tenant shall submit to Landlord copies of all other change orders with respect to the Plans not requiring Landlord approval as provided in this Sub-section (iv), prior to implementing any such proposed change orders. Upon completion of construction of the Tenant Improvements Tenant shall provide to Landlord on CAD disk “as built” plans and specifications with respect to the Tenant Improvements.
(iv) Tenant shall deliver to Landlord copies of all certificates of occupancy, permits and licenses required to be issued by any governmental authorities in connection with the construction of the Tenant Improvements and the Fence.

(v) Subject to the satisfaction of the conditions set forth above, Landlord shall pay to Tenant’s general contractor and professionals, in monthly progress payments, on or before the 30th day of the month following receipt of the Payment Request (as hereinafter defined), the Tenant Improvement Allowance (as hereinafter defined), based on the Progress Payment Affidavits prepared on AIA Form G701 submitted to Landlord along with accompanying original releases of lien from the general contractor and its subcontractors and suppliers, all of which have been approved by Tenant, Tenant’s Architect and Landlord for payment on or before the 25th day of each month (the “Payment Request”). Landlord shall have ten (10) business days from receipt of the Payment Request to review and approve or recommend adjustments to same (which approval or recommendations shall not be unreasonably withheld, conditioned or delayed). The failure of Landlord to respond within the ten (10) business day period shall be deemed approval. Tenant shall provide any other documentation that Landlord may reasonably require to substantiate the Payment Request.
The “Tenant Improvement Allowance” shall mean $1,750,000.00. Landlord shall make the Tenant Improvement Allowance available to Tenant on the Commencement Date of the Lease.
Landlord and/or its agents, architects, engineers, and other construction management professionals, shall be paid a construction management/review fee in the amount of $50,000.00 by Tenant for all of their oversight and review services in connection with this Lease, which fee shall be paid monthly out of the Tenant Improvement Allowance. Tenant shall be solely responsible for overseeing the completion of the Tenant Improvements and the Fence. The Tenant Improvement Allowance may be used to cover all hard and soft costs incurred in connection with the construction of the Tenant Improvements including, without limitation, all fees and costs in connection with the preparation of the Final Plans (including, without limitation, all revisions thereto), all fees and costs in connection with the obtaining of required permits and approvals therefor, all fees and costs in connection with the construction and installation of the Tenant Improvements, and all construction supervision fees.
(vi) To the extent the cost to complete the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall be responsible for payment of all such excess costs and expenses. No portion of the Tenant Improvement Allowance shall be utilized to purchase furniture or equipment for the Premises or for Tenant’s moving expenses. In the event there remains any unused portion of the Tenant Improvement Allowance at the conclusion of the Tenant Improvements, then Landlord shall retain the same.
(vii) Tenant shall be permitted to have access to the Premises to enable Tenant to be able to construct the Tenant Improvements and the Fence. Tenant shall be responsible for the cost of all utilities, air conditioning, elevator, and security services once the Premises are tendered to Tenant.

(viii) Tenant’s contractor shall comply with Landlord’s reasonable rules and regulations, applied in a nondiscriminatory fashion, applicable to contractors performing work within the Building.
(ix) Landlord and Tenant shall each designate a Representative to make binding decisions on their respective behalf’s in connection with this Work Letter. Landlord’s Representative shall mean Albert Couto. Tenant’s Representative shall mean Andres Toledo. Landlord and Tenant shall each have the right to appoint a successor or substitute Representative by delivering five (5) days prior written notice to the other party. Landlord and Tenant agree that any request, direction or communication regarding the Tenant Improvements shall only be valid if delivered in writing to Tenant’s Representative or Landlord’s Representative as the case may be.
(c) “Landlord Delay” shall mean the number of days of delay in construction and completion of the Tenant Improvements by Tenant which is caused by Landlord, including, without limitation, Landlord’s failure to respond to Tenant within the time frames set forth in this Work Letter or interference with Tenant’s completion of the Tenant Improvements.
(d) Tenant shall not be required to provide a payment and performance bond for the cost of the Tenant Improvements or the Fence.
(e) Tenant shall have the right to use a staging area to be designated by Landlord in reasonable proximity to the Premises during construction of the Tenant Improvements and the Fence.

EXHIBIT B-1
DESCRIPTION OF TENANT IMPROVEMENTS
The construction of laboratory, research and medical device manufacturing facilities together with ISO Class 8 clean room capabilities.

SCHEDULE A
GUARANTY OF LEASE
THIS GUARANTY OF LEASE (the “Guaranty”) is made as of this                                           day of                     , 2010, by HEARTWARE INTERNATIONAL, INC. (the “Guarantor”), having an address at 205 Newbury Street, Suite 101, Framingham, MA 01701, in favor of MCP EWE LLC, a Delaware limited liability company (the “Lessor”), and is executed pursuant to that certain Lease dated of even date herewith (the “Lease”) between Lessor and HEARTWARE, INC. (the “Lessee”) with respect to those certain Premises consisting of three (3) industrial warehouse/office facility buildings containing a total of approximately 130,952 square feet and known as Buildings “7A”, “7B” and “7C” as more particularly described in the Lease (the “Premises”).
In order to induce Lessor to execute the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor has guaranteed and hereby does guaranty the payment and performance of all liabilities, obligations, and duties (including, without limitation, payment of rent) imposed upon Lessee under the terms of the Lease, as if Guarantor has executed the Lease as Lessee thereunder, irrespective of the expiration of the Lease, or the insufficiency, invalidity, or unenforceability of any security interest which might have been, or be hereafter, given to Lessor to secure Lessee’s obligations contained in the Lease. This Guaranty is a guaranty of full payment and performance and not merely collection.
Subject to the Guarantor Cure Period (as hereinafter defined), Guarantor hereby acknowledges, and waives notice of, acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities, obligations, and duties guaranteed hereby, including, but not limited to, notices of default by or to Lessee under the Lease, and waives demand for payment, protest, diligence, presentment, and notice of protest on the part of Lessor in the enforcement of any liability, obligation, or duty guaranteed hereby. Guarantor further waives, to the fullest extent permitted by law, all defenses given to sureties and guarantors by statute, at law, or in equity.
Notwithstanding the foregoing or anything to the contrary contained in this Guaranty, prior to Lessor exercising any rights as against Guarantor, Lessor shall provide Guarantor with the same notice and opportunity to cure defaults by Lessee as are required to be provided to Lessee pursuant to the Lease, plus an additional period of ten (10) business days (the “Guarantor Cure Period”). Lessor shall provide to Guarantor a simultaneous copy of all notices of default sent to Lessee as a condition of the commencement of such additional ten (10) business days of the Guarantor Cure Period.

Guarantor further agrees that Lessor shall not be first required to enforce against Lessee or any other person any liability, obligation, or duty guaranteed hereby before seeking enforcement thereto against Guarantor (but which enforcement against Guarantor is subject to the Guarantor Cure Period). Suit may be brought and maintained against Guarantor by Lessor to enforce any liability, obligation, or duty guaranteed hereby without joinder of Lessee or any other person. The liability of Guarantor shall not be affected by any indulgence, compromise, settlement, or variation of terms which may be extended to Lessee by Lessor or agreed upon by Lessor and Lessee (except as hereinafter set forth), and shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Lessee or its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Code, or any similar law or statute of the United States or any State thereof. Lessor and Lessee, without notice to, or consent by, Guarantor, may at any time or times enter into such extensions, amendments, assignments, subleases, or other covenants respecting the Lease as they may deem appropriate, including, but not limited to, an increase in the rent due under the Lease or any other obligation thereunder; and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations, and duties of Lessee under the Lease as so extended, amended, assigned, subleased, or otherwise modified. Furthermore, Guarantor’s obligations and covenants under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, whether or not Guarantor has been notified thereof or consented thereto: (a) any invalidity, illegality or unenforceability of the Lease, or any termination of the Lease for any reason whatsoever (including a Bankruptcy); (b) any defenses or rights of set-off or counterclaim of Lessee or Guarantor; (c) Lessor’s waiver of the performance or observance by Lessee, Guarantor or any other party of any covenant or condition contained in the Lease or this Guaranty; (d) the doing or the omission of any act referred to in the Lease or this Guaranty (including the giving of any consent referred to in the Lease or this Guaranty); (e) Lessor’s failure or delay to exercise any right or remedy available to Lessor or any action on the part of Lessor granting indulgence or extension in any form whatsoever; (f) the release of Lessee or Guarantor from the performance or observance of any covenant or condition contained in the Lease or this Guaranty by operation of law; or (g) any other matters whatsoever, whether or not similar to those specifically mentioned herein, other than the full performance of all obligations of Lessee under the Lease.
This Guaranty is absolute, irrevocable, unconditional, and continuing in any event, and shall not terminate until the payment of all sums and the performance of all obligations evidenced by the Lease.
No such payment by Guarantor pursuant to any provision of this Guaranty shall entitle Guarantor, by subrogation, indemnification or otherwise, to the rights of Lessor, to any payment by Lessee, or to any recovery from any property of Lessee, until after payment in full under this Guaranty. Guarantor waives any right Guarantor may now or hereafter have against Lessee (and/or any other guarantor of Lessee’s obligations under the Lease) with respect to this Guaranty (including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification or similar right, and any right to participate in any claim, right or remedy of Lessor against Lessee or any security which Lessor now or hereafter has with respect to the Lease), whether such right arises under an express or implied contract, by operation of law, or otherwise, until after payment in full under this Guaranty. Guarantor shall be deemed not to be a “creditor” (as defined in the National Bankruptcy Code) of Lessee by reason of the existence of this Guaranty in the event that Lessee becomes a debtor in any proceeding under the National Bankruptcy Code. Should Lessor repay to Lessee or Guarantor, or be obligated by applicable law to repay to Lessee or Guarantor, any amounts previously paid, then this Guaranty shall be reinstated in the amount Lessor repays or is so obligated to repay.

If all or any part of the Lease is rejected, disaffirmed or otherwise avoided pursuant to applicable law affecting creditors’ rights, then Guarantor shall, and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Lessee under the Lease to the same extent as if Guarantor were originally named Lessee under the Lease and there had been no such rejection, disaffirmance or avoidance. Guarantor shall upon Lessor’s request promptly confirm in writing such assumption.
It is understood that other agreements similar to this Guaranty may, at Lessor’s sole opinion and discretion, be executed by other persons with respect to the Lease. This Guaranty shall be joint and several and cumulative of any such agreements and the liabilities and obligations of Guarantor hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, if Lessor obtains the signature of more than one guarantor in this Guaranty, or obtains additional guaranty agreements, or both, Guarantor agrees that Lessor, in Lessor’s sole discretion, may (i) bring suit against all guarantors of the Lease jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of the guarantors for such considerations as Lessor may deem proper, and (iii) release any one or more of the guarantors from liability. Guarantor further agrees that no such action shall impair the rights of Lessor to enforce the Lease against any remaining guarantor or guarantors, including Guarantor (except to the extent of a separate recovery by Lessor from any such remaining guarantor or guarantors).
Guarantor agrees that if Lessor shall employ an attorney to present, enforce, or defend any or all of Lessor’s rights or remedies hereunder or under the Lease, Guarantor shall pay any reasonable attorneys’ fees incurred by Lessor in such connection, whether such fees are incurred before or at trial or on appeal. Notwithstanding the foregoing, in the event of any litigation between Lessor and Guarantor arising out of the Lease or this Guaranty, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including reasonable attorneys’ fees, at all levels, including appeals.
In the event the Lessor, or any successor owner of the Building, sells, conveys, or otherwise transfers the Premises or the Lease, this Guaranty shall not be abrogated thereby, and shall continue in full force and effect. Guarantor hereby agrees to execute any such document or certificate as may be reasonably requested by Lessor or any successor owner of the Building to confirm the foregoing and the continuing validity of this Guaranty.
Any notice which Lessor may elect to send shall be binding upon Guarantor if mailed to Guarantor’s address set forth above or to the last address known to Lessor, by United States certified or registered mail, return receipt requested, or by Federal Express or other overnight courier, and shall be deemed conclusively delivered when same are either hand delivered, or three (3) business days after deposited in the U.S. mail, postage prepaid, certified, return receipt requested, or delivered by a nationally recognized courier for overnight delivery with such delivery charge being prepaid. A courtesy copy of all notices shall also be delivered to Akerman Senterfitt, One S.E. Third Avenue, Suite 2500, Miami, Florida 33131, Attention Carol S. Faber, Esq. (Ph# 305-374-5600) however Lessor’s failure to deliver any such courtesy copy shall not invalidate or otherwise impair the effectiveness of any notice given to Guarantor. Guarantor may, by notice to Lessor, designate a different address or addresses for notices.

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Florida. If any provision of this Guaranty should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby. Guarantor hereby consents to the exercise of personal jurisdiction over Guarantor by any federal or local court in the jurisdiction in which the Premises is located. Guarantor appoints Mr. Jeff Held, having an address at 205 Newbury Street, Suite 101, Framingham, MA 01701 (Ph# 508-739-0841), as Guarantor’s agent for receipt of service of process on Guarantor’s behalf in connection with any suit, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Guaranty. Service shall be effected by any means permitted by the court in which any action is filed. Service shall be deemed effective upon receipt. Guarantor shall designate a change of address or agent by written notice given by certified mail, return receipt requested, at least ten (10) days before such change is to become effective.
Guarantor represents and warrants that Lessor’s execution of the Lease is a material and direct economic benefit to Guarantor and constitutes good, valuable and sufficient consideration for Guarantor’s execution of this Guaranty, notwithstanding any future rejection or other termination of all or any part of the Lease. Guarantor represents and warrants that all financial statements and information regarding Guarantor that have been or will be delivered to Lessor are true, correct and complete as of the date they were or will be delivered to Lessor. Each individual signing this Guaranty warrants and represents that he or she is duly authorized to execute and deliver this Guaranty, and that, if Guarantor is a corporation, Guarantor is a duly organized corporation in good standing under the laws of the state of its incorporation, and has the power and authority to enter into this Guaranty, and that all corporate action requisite to authorize Guarantor to enter into this Guaranty has been duly taken.
This Guaranty shall be binding upon Guarantor and Guarantor’s successors, heirs, executors, administrators, and assigns, and shall inure to the benefit of Lessor and Lessor’s successors, heirs, executors, administrators, and assigns.
No principal, partner, member, officer, director, trustee or affiliate of Guarantor who is a natural person shall have any personal liability under any provision of this Guaranty.
GUARANTOR AND BY ACCEPTANCE HEREOF, LESSOR, EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE OR THIS GUARANTY.

EXECUTED as of the day and year first above written, to be effective as of the date of the Lease.

WITNESSES:	GUARANTOR:

HEARTWARE INTERNATIONAL, INC.

/s/	By: /
Name:
/s/	Title:

Address: 205 Newbury St., Framingham, MA

COMMONWEALTH OF MASSACHUETTS	)
)ss:
COUNTY OF MIDDLESEX	)
The foregoing instrument was acknowledged before me this                      day of                     , 2010, by                     , as                      of HEARTWARE INTERNATIONAL, INC., a Delaware corporation, on behalf of said corporation. He is personally known to me or produced a Mass. Drivers license as identification.

/s/

Print Name:

Notary Public
/s/

My commission expires:

EXHIBIT C
FORM OF LANDLORD ESTOPPEL CERTIFICATE
The undersigned (“Landlord”) hereby certifies that:
1. Landlord is the lessor of that certain space (the “Premises”) in the                                          project located in Miami-Dade County, Florida, pursuant to the terms of that certain Standard Lease dated                     ,                      (the “Lease”), entered into between Landlord and Heartware, Inc., as lessee (“Tenant”).
2. The Lease, a true, correct, and complete copy of which is attached as Exhibit A hereto, constitutes the entire agreement between Landlord and Tenant and there have been no amendments, written or oral, to the Lease except as follows (if left blank, there shall be deemed to be none):                                        .
3. The Lease is presently in full force and effect and, to the best of Landlord’s knowledge and without any independent investigation of the Premises by Landlord, neither Landlord nor Tenant is in default under the Lease.
4. All improvements or repairs required under the terms of the Lease to be made by Tenant through the date hereof have been satisfactorily completed. All allowances and other payments due to Tenant under the terms of the Lease have been paid in full, except the following (if left blank, there shall be deemed to be none):                                        .
5. Tenant has accepted the Premises which is comprised of                      rentable square feet of space and is in occupancy of the Premises.
6. The Commencement Date of the Lease was                     ,                     , and the Lease will expire on                     , subject to Tenant’s options to renew the Lease for two (2) successive periods of five (5) years each as set forth in Section 52 of the Lease.
7. Tenant has paid the Rent due under the Lease through                     . No rent has been prepaid by Tenant under the Lease except as set forth in this Section 7.
8. The amount of the Security Deposit held by Landlord under the terms of the Lease is $                     (if left blank, there shall be deemed to be none).
9. Landlord has not assigned all or any part of its interest in the Lease.
10. Landlord acknowledges and agrees that this Landlord Estoppel Certificate may be relied upon by Tenant, any successor to Tenant and any lender providing financing to Tenant.

LANDLORD

By:
Its:
Date:

EXHIBIT A

Attach copy of Lease and all amendments

SCHEDULE B
[FORM OF MEMORANDUM OF LEASE]
Prepared by and upon recordation
return to:
Carol S. Faber
Akerman Senterfitt
One Southeast Third Avenue, 25th Floor
Miami, Florida 33131
MEMORANDUM OF LEASE
This is a Memorandum of Lease by and between MCP EWE LLC, a Delaware limited liability company (“Landlord”) and HEARTWARE, INC., a Delaware corporation (“Tenant”):
1.	Date of Lease: December 9, 2010.

2.	Description of Premises: See Exhibit “A” attached hereto

3.	Expiration Date: February 28, 2022.

4.	Renewal Option: 2 (two) five (5) year renewal options.

5.
This Memorandum of Lease does not alter, amend, modify or change the Lease or the exhibits which are a part thereof in any respect. It is executed by the parties to be recorded in the Public Records of Miami-Dade County, Florida for the purpose of giving notice of the existence of the Lease, and it is the intent of the parties that it will be so recorded and will give notice of and confirm the Lease and exhibits and all of their terms to the same extent as if fully set forth herein. In the event of any conflict or inconsistency between the provisions of this Memorandum of Lease and the Lease and exhibits and schedules attached thereto, the provisions of the Lease and exhibits and schedules attached thereto shall control. Reference is made to the Lease for further details as set forth therein and in the exhibits and schedules attached thereto.

6.	All capitalized but undefined terms used in this Memorandum of Lease have the meanings ascribed to them in the Lease.

7.	This Memorandum may be executed in counterparts, each of which shall be deemed an original, but all of which, together shall constitute one and the same instrument.
[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, Tenant has caused this Memorandum of Lease to be duly executed and sealed as of the date and year first referenced above.

TENANT:
WITNESSES

HEARTWARE, INC., a Delaware corporation

By:

Signature	Name:
Title:
Print Name

Signature

Print Name

STATE OF	)
) ss:
COUNTY OF	)
The foregoing instrument was acknowledged before me this                      day of December, 2010, by                                         , as                                          of HEARTWARE, INC., a Delaware corporation, on behalf of the corporation. He is:
☐ personally known to me; or
☐ produced a driver’s license issued by the                                          Department of Highway Safety and Motor Vehicles as identification; or
☐ produced the following identification:

NOTARY PUBLIC, STATE OF

(Print, Type or Stamp Commissioned Name of Notary Public)

IN WITNESS WHEREOF, Landlord has caused this Memorandum of Lease to be duly executed and sealed as of the date and year first referenced above.

LANDLORD:
WITNESSES

MCP EWE LLC, a Delaware limited liability company

By:

Signature	Name:
Title:
Print Name

Signature

Print Name

STATE OF	)
) ss:
COUNTY OF	)
The foregoing instrument was acknowledged before me this                      day of December, 2010, by                                         , as                                          of MCP EWE LLC, a Delaware limited liability company, on behalf of the company. He is:
☐ personally known to me; or
☐ produced a driver’s license issued by the                                          Department of Highway Safety and Motor Vehicles as identification; or
☐ produced the following identification:

NOTARY PUBLIC, STATE OF

(Print, Type or Stamp Commissioned Name of Notary Public)

64